UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PERFICIENT, INC.
(Name of Registrant as Specified in Its Charter)

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PERFICIENT, INC.

520 Maryville Centre Drive, Suite 400
Saint Louis, Missouri  63141

Notice of Annual Meeting of Stockholders
To Be Held May 23, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of the Stockholders of Perficient, Inc. (“Perficient” or the “Company”) will be held at the Company’s headquarters located at 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, on May 23, 2012 at 9:00 a.m. local time, for the following purposes:

1. To elect six directors to hold office for a term of one year or until their successors have been duly elected and qualified;

2. To approve, on an advisory basis, a resolution relating to the 2011 compensation of the named executive officers as disclosed in the Proxy Statement;

3. To approve the Company’s 2012 Long-Term Incentive Plan;

4. To approve the Company’s Plan for Tax Deductible Executive Incentive Compensation;

5. To ratify KPMG LLP as the Company’s independent registered public accounting firm; and

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of Perficient has fixed the close of business on April 4, 2012 as the record date for the determination of Company stockholders entitled to notice of, and to vote, at the Annual Meeting. Only holders of record of Perficient common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, during ordinary business hours for the ten-day period prior to the 2012 Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made at the 2012 Annual Meeting.

Whether or not you plan to attend the 2012 Annual Meeting, you are asked to complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in the United States or, alternatively, to vote your proxy by telephone or the Internet according to the instructions on your proxy card. You may revoke your proxy at any time prior to the 2012 Annual Meeting. If you decide to attend the 2012 Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the 2012 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 23, 2012.

The Proxy Statement and the Annual Report on Form 10-K are available at www.perficient.com under the heading “Investor Relations” and then “SEC Filings.”

By Order of the Board of Directors

/s/ Paul E. Martin
Paul E. Martin
Secretary

PERFICIENT, INC.
 520 Maryville Centre Drive, Suite 400
Saint Louis, Missouri  63141

Proxy Statement for Annual Meeting of Stockholders

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Perficient, Inc., a Delaware corporation (“Perficient” or the “Company”), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 23, 2012 at the Company’s headquarters located at 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, at 9:00 a.m. local time, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying Notice and Proxy are being mailed to stockholders on or about April 19, 2012. The principal executive offices of Perficient are located at the address listed above.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Only holders of record of Perficient common stock, $0.001 par value per share (the “Common Stock”), at the close of business on the record date, April 4, 2012 (the “Record Date”), will be entitled to vote at the Meeting, and any adjournment thereof. On the Record Date, there were 31,355,596 shares of Common Stock outstanding and entitled to vote. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon. Votes cast, either in person or by proxy, will be tabulated by The Bank of New York Mellon Corporation, the Company’s transfer agent.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Company’s outstanding shares of stock entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Effect of Broker Non-Votes and Abstentions

A broker “non-vote” occurs on an item when shares held by a bank, broker or other nominee are present or represented at the Meeting but such nominee is not permitted to vote on that item because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner of the shares. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter.  Accordingly, we encourage you to direct your nominee to vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.  Likewise, in tabulating the voting results for any particular proposal, shares that constitute abstentions are not, pursuant to our Bylaws, considered votes cast on the proposal.  Accordingly, abstentions will not affect the outcome of any matter being voted on at the Meeting.

Voting Procedures

Holders of record of Perficient common stock may vote using one of the following methods:

In Person: Stockholders of record may attend the Meeting and vote in person.

By Mail: Stockholders of record may vote by completing, signing, dating, and returning the proxy card in the accompanying self-addressed envelope, which does not require postage if mailed in the United States.

By Telephone: Stockholders of record may call the toll-free number on the accompanying proxy card to vote by telephone, in accordance with the instructions set forth on the proxy card and through voice prompts received during the call.

By Internet: Stockholders of record may access the voting website listed on the accompanying proxy card to vote through the Internet in accordance with the instructions included on the proxy card and prompts on the voting website.  Stockholders electing to vote through the Internet may incur telephone and Internet access charges.

Proxies submitted by telephone or the Internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail. Therefore, stockholders of record electing to vote by telephone or the Internet should not return their proxy cards by mail.

If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the person designated therein in accordance with the recommendations of the Board as indicated in this Proxy Statement. If any of the nominees for director are unable to serve or for good cause will not serve, an event that is not anticipated by Perficient, either (i) the shares represented by the accompanying proxy will be voted for a substitute nominee or substitute nominees designated by the Board; or (ii) the Board may determine to reduce the size of the Board. A proxy may be revoked by a stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of Perficient, duly executing and delivering to the Secretary of Perficient a proxy bearing a later date (by mail, telephone or internet) or voting in person at the Meeting. Attendance alone at the Meeting will not revoke a proxy. If you plan to attend the Meeting in person, please bring proper identification and proof of ownership of your shares.

Householding

In some instances, only one copy of the proxy materials is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies.  We will deliver promptly upon oral or written request a separate copy of the proxy materials to any stockholder at your address.  If you wish to receive a separate copy of proxy materials, requests should be directed to Mr. Paul E. Martin, Perficient, Inc., 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, telephone number (314) 529-3600.  If you have received only one copy of the proxy materials and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number listed above or write us at the address listed above.  Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling us at the number listed above, or writing to us at the address listed above.

Solicitation of Proxies

Perficient will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Perficient may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees, or agents of Perficient. No additional compensation will be paid to these individuals for any such service. In addition, Perficient has hired Morrow & Co., LLC, for a fee of approximately $6,000 plus costs and expenses to aid in the solicitation of proxies and to verify records relating to the solicitation.

PROPOSAL 1. ELECTION OF DIRECTORS.

At this year’s Meeting, six directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders.  The nominees for election (the “Nominee Directors”) are:

Jeffrey S. Davis
Ralph C. Derrickson
John S. Hamlin
James R. Kackley
David S. Lundeen
David D. May

Each Nominee Director is currently serving as a director of Perficient and has consented to being named in this Proxy Statement and to serve as a director if elected.  Each director will be elected to serve until a successor is elected and qualified or until the director’s earlier resignation or removal. Edward L. Glotzbach, a current director, has declined to stand for re-election to the Board.

If any of the Nominee Directors listed above becomes unable to serve or for good cause will not serve, an event that is not anticipated by the Company, either (i) the shares represented by the proxies will be voted for a substitute nominee or substitute nominees designated by the Board; or (ii) the Board may reduce the size of the Board. At this time, the Board knows of no reason why any of the persons listed above may not be able to serve as directors if elected.

Directors and Executive Officers

The name and age of each of the Nominee Directors and executive officers of Perficient and their respective positions with Perficient are listed in the table below. Additional biographical information concerning each of the Nominee Directors and executive officers, including the period during which each such individual has served Perficient, follows the table.

Name	Age	Position
Jeffrey S. Davis	47	President, Chief Executive Officer and Director
Kathryn J. Henely	48	Chief Operating Officer
Paul E. Martin	51	Chief Financial Officer, Treasurer and Secretary
Ralph C. Derrickson	53	Director
John S. Hamlin	46	Director
James R. Kackley	69	Director
David S. Lundeen	50	Director
David D. May	48	Director

Jeffrey S. Davis became the Chief Executive Officer and a member of the Board on September 1, 2009.  He previously served as the Chief Operating Officer of the Company following its acquisition of Vertecon in April 2002, and was named the Company’s President in 2004. He served the same role of Chief Operating Officer at Vertecon from October 1999 to its acquisition by Perficient. Before Vertecon, Mr. Davis was a Senior Manager and member of the leadership team in Arthur Andersen’s Business Consulting Practice, where he was responsible for defining and managing internal processes, while managing business development and delivery of all products, services and solutions to a number of large accounts.  Mr. Davis also served in a leadership position at Ernst & Young LLP in the Management Consulting practice and in industry at Boeing, Inc. and Mallinckrodt, Inc.  Mr. Davis is an active volunteer member of the board of directors of the Cystic Fibrosis Foundation of St. Louis and a member of the University of Missouri Trulaske College of Business advisory board. Mr. Davis has a M.B.A. from Washington University and a B.S. degree in Electrical Engineering from the University of Missouri.

Kathryn J. Henely was appointed as the Company’s Chief Operating Officer on November 3, 2009.  Ms. Henely joined the Company as a Director in the St. Louis office following its acquisition of Vertecon in April 2002.  Ms. Henely was the General Manager of the St. Louis office and the Vice President for the Company’s largest business group, which business group includes several local and national business units along with our offshore development center in China, prior to her appointment to Chief Operating Officer.  She actively participated in the due diligence and integration of several acquisitions within her business group.  Additionally, she led the establishment of our Company Wide Practices and Corporate Recruiting organization.  Ms. Henely received her M.S. in Computer Science from the University of Missouri-Rolla and her B.S. in Computer Science from the University of Iowa.

Paul E. Martin joined the Company in August 2006 as Chief Financial Officer, Treasurer and Secretary. From August 2004 until February 2006, Mr. Martin was the Interim co-Chief Financial Officer and Interim Chief Financial Officer of Charter Communications, Inc. (“Charter”), a publicly traded multi-billion dollar in revenue domestic cable television multi-system operator. From April 2002 through April 2006, Mr. Martin was the Senior Vice President, Principal Accounting Officer and Corporate Controller of Charter, and was Charter’s Vice President and Corporate Controller from March 2000 to April 2002. Prior to Charter, Mr. Martin was Vice President and Controller for Operations and Logistics for Fort James Corporation, a manufacturer of paper products with multi-billion dollar revenue. From 1995 to February 1999, Mr. Martin was Chief Financial Officer of Rawlings Sporting Goods Company, Inc., a publicly traded multi-million dollar revenue sporting goods manufacturer and distributor. Mr. Martin received a B.S. degree with honors in accounting from the University of Missouri – St. Louis.  Mr. Martin is also a member of the University of Missouri – St. Louis School of Business Leadership Council.

Ralph C. Derrickson became a member of the Board in July 2004. Mr. Derrickson has more than 28 years of technology management experience in a wide range of settings including start-up, interim management, and restructuring situations. Currently Mr. Derrickson is President, CEO and a director of Carena, Inc., a medical care company. Prior to joining Carena, Inc., Mr. Derrickson was managing director of venture investments at Vulcan Inc., an investment management firm headquartered in Seattle, Washington, from October 2001 to July 2004. Mr. Derrickson is a founding partner of Watershed Capital, an early-stage venture capital firm, and is the managing member of RCollins Group, LLC, a management advisory firm. He is currently a board member of Array Health Solutions.  He previously served as a board member of Metricom, Inc., a publicly traded company, from April 1997 to November 2001, and as Interim CEO of Metricom from February 2001 to August 2001. He served as vice president of product development at Starwave Corporation, one of the pioneers of the Internet. Earlier, Mr. Derrickson held senior management positions at Metricom, Inc., Starware Corporation, and NeXT Computer, Inc. He has served on the boards of numerous start-up technology companies. Mr. Derrickson is a lecturer at the Michael G. Foster School of Business at the University of Washington, and serves on the Executive Advisory Board of the Center for Entrepreneurship and Innovation at the University of Washington.  Mr. Derrickson also serves on the Board of Trustees of The Island School on Bainbridge Island, Washington, and he is a member of the President’s Circle of the National Academy of Sciences, the National Academy of Engineering, and the Institute of Medicine. Mr. Derrickson holds a bachelor’s degree in systems software from the Rochester Institute of Technology.

Edward L. Glotzbach became a member of the Board in December 2010.  He served as the Vice Chairman of Information Services Group, Inc., a sourcing advisory service firm until March 2012; a position he assumed after its acquisition in November 2007 of TPI, Inc., the leading sourcing advisory firm in the United States (“U.S.”), where he was President and CEO from 2004 through 2007. Prior to that, Mr. Glotzbach spent more than three decades with SBC Communications, Inc., a telephone services provider, most recently as Executive Vice President and Chief Information Officer. Mr. Glotzbach is a current member and former chairman of the Board of Trustees of Webster University, a member of the Board of Directors of The Laclede Group, and a member of the Audit Committee at Edward Jones, each based in St. Louis, Missouri. He serves on the Board of Directors of Christian Hospital and on the Executive Board of the Boy Scouts of America, both in St. Louis. Additionally, Mr. Glotzbach serves as a current director and former chairman of the Washburn University Foundation in Topeka, Kansas. He received his undergraduate degree from Washburn University and a graduate degree from the University of Southern California. Mr. Glotzbach has declined to stand for re-election to the Board.

John S. Hamlin became a member of the Board in March 2009.  Mr. Hamlin has been President and Managing Partner of Bozeman Limited Partnership, an Austin, Texas-based private equity firm, since April 2007. He is currently Chairman of the corporate board of Recreational Equipment, Inc. (REI), an outdoor retailer in Seattle, Washington; Presiding Director of the board of Tory Burch LLC, a luxury American sportswear company in New York; a corporate board member of Spiceworks, a privately held network management software company in Austin, Texas; a corporate board member of Serena and Lily, a privately held premium home goods retailer in California; and a corporate board member of Food on the Table, a privately held online business in Austin, Texas.  He serves on the advisory boards of Bazaarvoice (NASDAQ: BV), a privately held online ratings and review company, and Trackingpoing, an optics technology company, both in Austin, Texas.  Mr. Hamlin previously served on the board of Bare Escentuals, a publicly-held premium cosmetic company, from March 2009 until their acquisition by Shiseido in March 2010.  From 2006 to 2008, he was a corporate board member and audit committee member at Safeco, a publicly-held insurance company, which was sold to Liberty Mutual Insurance.  Prior to joining Bozeman, Mr. Hamlin spent 11 years at Dell Inc., a technology solutions, services, and support provider, where he was an Executive Officer and Senior Vice President reporting directly to the Office of the Chairman.  From 2005 to 2007 he was the Senior Vice President responsible for Dell’s global online business and brand strategy. Mr. Hamlin previously served as Senior Vice President and General Manager of Dell’s U.S. consumer business for 5 years, and led that business from #6 to #1 market share in the U.S.  He also served as Vice President and General Manager of Dell’s Home and Small Business division in Japan, and held marketing and operations positions in the U.S. Home and Small Business division before moving to Japan. Prior to joining Dell, Mr. Hamlin worked in the venture capital field for three years and served as a strategic consultant at Bain & Company for six years. He is a Phi Beta Kappa graduate of Dartmouth College and received a graduate degree from the Harvard Business School.

James R. Kackley became a member of the Board in December 2010 and was appointed as non-executive Chairman in November 2011.  He is currently the Non-Executive Chairman of the Board of Orion Energy Systems, Inc., a leading innovator in power technology, having served as its President and Chief Operating Officer in 2009 and 2010 and as a director since 2005. Prior to board service he served as Managing Partner and Chief Financial Officer of Andersen Worldwide SC. Mr. Kackley spent more than three decades at Arthur Andersen LLP and Andersen Worldwide. He served as a partner in both the U.S. and Worldwide firms from 1974. He served as an Adjunct Professor at the Kellstadt School of Management at DePaul University from 1999 to 2002. He has been a director of Herman Miller Inc. since 2003 and served as a director of PepsiAmericas Inc. from December 2004 to February 2010 and Ryerson Inc. from February to October 2007. Mr. Kackley is also involved in numerous civic and charitable organizations. He currently serves as a Life Trustee of Northwestern University and the Museum of Science and Industry (Chicago). Mr. Kackley received his undergraduate degree from Northwestern University.

David S. Lundeen became a member of the Board in April 1998. Mr. Lundeen has been providing services as an independent business consultant since 2002. He is currently a director at Parago, Inc., a reward programs and customer incentive solutions provider, a position he has held since 1999. From March 1999 through 2002, Mr. Lundeen was a partner with Watershed Capital, a private equity firm based in Mountain View, California. From June 1997 to February 1999, Mr. Lundeen was self-employed, managed his personal investments, and acted as a consultant and advisor to various businesses. From June 1995 to June 1997, he served as the Chief Financial Officer and Chief Operating Officer of BSG Corporation. From January 1990 until June 1995, Mr. Lundeen served as President of Blockbuster Technology and as Vice President of Finance of Blockbuster Entertainment Corporation. Prior to that time, Mr. Lundeen was an investment banker with Drexel Burnham Lambert in New York City. Mr. Lundeen received a B.S. in Engineering from the University of Michigan in 1984 and a M.B.A. from the University of Chicago in 1988.

David D. May, CFA, became a member of the Board in March 2009.  Mr. May is the co-founder and portfolio manager of Third Coast Capital, an Austin, Texas-based long-short equity hedge fund.  Prior to forming Third Coast Capital in 2004, Mr. May was a co-founder and Managing Partner of Ridgecrest Partners, a New York City-based hedge fund founded in 1998.  From 1996 to 1998, Mr. May was a Partner at Ardsley Partners, a Connecticut-based hedge fund, where he served as an analyst and a portfolio manager.  Previously, he was a Vice President at Luther King Capital Management in Fort Worth, Texas, an investment advisory firm.  During his twelve years with the company, he served as a portfolio manager for a broad range of investment portfolios and co-founded the LKCM Mutual Funds, of which he served as President of the Fund group.  He received a B.A. in Business and a M.B.A. from Texas Christian University.  Mr. May is a CFA charter holder and is a member of the Investment Advisory Committee for LBJ Advisors, LTD.

There are no family relationships between any of the Company’s directors and executive officers.

COMPOSITION AND MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The size of the Board is set at seven directors.  The Board has affirmatively determined that a majority of the directors qualify as independent directors as defined by the Securities and Exchange Commission (“SEC”) regulations and The Nasdaq Global Select Market (“Nasdaq”) listing standards. The independent directors are Ralph C. Derrickson, Edward L. Glotzbach, John S. Hamlin, James R. Kackley, David S. Lundeen, and David D. May.

During fiscal year 2011, the Board held seven meetings and acted by unanimous written consent four times.  Each of the directors participated in at least 75% of the aggregate of all meetings of the Board and the total number of meetings held by all committees of the Board of which each respective director was a member during the time he was serving as such during the fiscal year ended December 31, 2011.  All members of the Board are encouraged to attend the Meeting.  Three of the directors attended the 2011 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has created a Compensation Committee, an Audit Committee, and a Nominating and Corporate Governance Committee. Each member of these committees is independent as defined by SEC regulations and the Nasdaq listing standards.

Compensation Committee

The Compensation Committee establishes salaries, incentives and other forms of compensation for Perficient’s directors, executive officers, and key employees, and administers its equity incentive plans and other incentive and benefit plans. This committee held four meetings during 2011. Ralph C. Derrickson, Edward L. Glotzbach, David S. Lundeen, and David D. May served on the Compensation Committee.  Mr. Lundeen served as chairman of the Compensation Committee until March 2011, when Mr. Glotzbach was appointed chairman of the Compensation Committee. Mr. Glotzbach has declined to stand for re-election to the Board, and Mr. May has been appointed to replace Mr. Glotzbach as chairman of the Compensation Committee. For 2011, the Board affirmatively determined that Messrs. Derrickson, Glotzbach, Lundeen, and May qualified as independent directors as defined by the Nasdaq listing standards.  Additional information regarding the Compensation Committee is included in the section entitled “Compensation Discussion and Analysis” beginning on page 9.  A copy of the current Compensation Committee Charter is available on the Company’s website, www.perficient.com.

Audit Committee

The Audit Committee has the sole authority to appoint, retain and terminate the Company’s independent accountants and is directly responsible for the compensation, oversight and evaluation of the work of the independent accountants. The independent accountants report directly to the Audit Committee. The Audit Committee also has the sole authority to approve all audit engagement fees and terms and all non-audit engagements with the Company’s independent accountants, and must pre-approve all auditing and permitted non-audit services to be performed for the Company by the independent accountants, subject to certain exceptions provided by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the current Audit Committee Charter is available on the Company’s website, www.perficient.com.

This committee held four meetings during 2011. James R. Kackley, David S. Lundeen, and David D. May served on the Audit Committee for all of 2011.  Ralph C. Derrickson served until March 2011 when he resigned from the Audit Committee. Mr. Lundeen serves as chairman of the Audit Committee. For 2011, the Board affirmatively determined that Messrs. Derrickson, Kackley, Lundeen, and May qualified as independent directors as defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and further determined that each member has sufficient knowledge and experience in financial matters to perform his duties on the committee.  In addition the Board determined that Mr. Kackley is qualified as the Audit Committee financial expert within the meaning of SEC regulations and that he has accounting and related financial management expertise within the meaning of the Nasdaq listing standards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for establishing the criteria for selecting directors, recommending to the Board individuals for election or re-election, overseeing orientation and continuing education programs, advising the Board on corporate governance practices, recommending chairpersons of each of the Board committees, and reporting annually on the performance of the Board.  A copy of the current Nominating and Corporate Governance Committee Charter is available on the Company’s website, www.perficient.com.

This committee held four meetings during 2011.  James R. Kackley and John S. Hamlin served on the Nominating and Corporate Governance Committee for all of 2011.  David S. Lundeen served until March 2011 when he resigned from the Nominating and Corporate Governance Committee.  Mr. Hamlin serves as chairman of the Nominating and Corporate Governance Committee.  For 2011, the Board affirmatively determined that Messrs. Hamlin, Kackley and Lundeen qualified as independent directors as defined by the Nasdaq listing standards.

Director Qualifications

When considering whether directors and nominees have the experience, qualifications, attributes, diversity, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the directors’ individual biographies set forth on pages 3-5.  In particular:

•
With regard to Mr. Davis, the Board considered his deep knowledge and understanding of the Company and its operations, as well as his more than 20 years of experience in technology management and consulting.

•	With regard to Mr. Derrickson, the Board considered his strong business and entrepreneurial background, especially his extensive technology management experience in diverse settings.
•
With regard to Mr. Glotzbach, the Board considered his expertise in the communications industry with a large public company, his diverse board experience, and his experience in mergers and acquisitions as well as strategic and operational initiatives.

•	With regard to Mr. Hamlin, the Board considered his expertise in finance and investments and his extensive managerial and operational experience with a large public company.
•	With regard to Mr. Kackley, the Board considered his financial acumen, his strong background in business, and extensive board experience at both private and public companies.
•	With regard to Mr. Lundeen, the Board considered his financial acumen, his strong background in business, finance and investment banking, and his vast and diverse board experience.
•	With regard to Mr. May, the Board considered his broad investment experience, including fund management, portfolio management and advisory services.

Identification of Director Candidates

The Nominating and Corporate Governance Committee is responsible for evaluating potential or suggested director nominees and identifying individuals qualified to become members of the Board. This committee will also evaluate persons suggested by stockholders and conduct the appropriate inquiries into the backgrounds and qualifications of all possible nominees. The Nominating and Corporate Governance Committee has established criteria for selecting new director nominees, which includes knowledge of business, industry and economic environment, educational background, professional experience, and availability to serve as a director of the Company.  When identifying nominees to serve as director, the Nominating and Corporate Governance Committee will consider candidates with diverse business and professional experience, skills, gender, and ethnic background, as appropriate, in light of the current composition and needs of the Board.  The Nominating and Corporate Governance Committee will assess the effectiveness of this policy annually in connection with the nomination of directors for election at the annual meeting of stockholders.  Each nominee should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to the Company. Please see the section entitled “Stockholder Proposals for Next Annual Meeting” on page 31 for additional information regarding certain notice requirements applicable to director nominations other than those made by the Board.

Board Leadership and Risk Oversight

Mr. Kackley was appointed as non-executive Chairman of the Board in November 2011.The position of Chairman of the Board was vacant from October 2010 to the appointment of Mr. Kackley. The Company decided to fill the Chairman position and separate the roles of the Chairman and the CEO in recognition of the importance of and differences between the two roles. The CEO is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the CEO and presides over meetings of the full Board. The Company could decide to combine these positions in the future.

The Board has responsibility for the oversight of risk management.  The Board, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company, and the steps to take to manage them.  While the Board is ultimately responsible for risk oversight at the Company, the committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  In particular, the Audit Committee meets periodically with management in order to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating and Corporate Governance Committee focuses on the management of risks associated with board organization, membership and structure, succession planning for the directors and executive officers, and corporate governance.  Finally, the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from compensation policies and programs.

Communications with the Board

Communications by stockholders or by other parties may be sent to the Board by U.S. mail or overnight delivery and should be addressed to the Board of Directors c/o Secretary, Perficient, Inc., 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141. Communications directed to the Board, or one or more directors, will be reviewed by the Secretary and forwarded to the Board as appropriate and may be made anonymously.

COMPENSATION OF DIRECTORS

The Company uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board. When recommending changes to director compensation, the Company considers the significant amount of time they expend in fulfilling their duties to the Company, as well as the skill level required of members of the Board.

For 2011, the Board compensation plan provided the following for non-employee directors:

•
Each new non-employee director will be granted restricted stock with a value of $100,000, based on the closing price of the Company’s stock price on the date of appointment to the Board, in connection with his election or appointment to the Board, vesting ratably on the last day of each calendar quarter over the immediately succeeding three years;

•
Subject to continuing Compensation Committee approval, on the first business day in November of each year, each then-serving non-employee director will be granted an annual award of restricted stock with a value of $20,000, based on the closing price of the Company’s stock price on that date, vesting ratably on the last day of each calendar quarter over the immediately succeeding one year;

•	Each non-employee director will be entitled to receive an annual fee of $15,000 paid in quarterly installments;
•	Each non-employee director will receive $2,000 for each regularly scheduled quarterly meeting of the Board attended in person or $1,000 if attended telephonically;
•	Each non-employee director will receive $500 for each special meeting of the Board if attended in person or $250 if attended telephonically;
•	The non-employee director serving as chairman of the Audit Committee will receive an additional fee payable at the rate of $3,750 per quarter; and

•	The non-employee director serving as chairman of the Compensation Committee will receive an additional fee payable at the rate of $2,500 per quarter.

The following table provides information relating to total compensation amounts paid to non-employee members of the Board in 2011:

2011 DIRECTOR COMPENSATION
Name (1)	Fees Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Total ($)
Ralph C. Derrickson (4)	$21,000	$21,706	$-	$42,706

Edward L. Glotzbach (5)	23,015	21,706	-	44,721

John S. Hamlin (6)	20,750	21,706	-	42,456

James R. Kackley (7)	17,182	21,706	-	38,888

David S. Lundeen (8)	39,917	21,706	-	61,623

David D. May (9)	21,000	21,706	-	42,706

(1)
Chief Executive Officer (“CEO”) Jeffrey S. Davis is not included in this table because he was an employee of the Company in 2011. Mr. Davis’s compensation as an employee of the Company is shown in the “Summary Compensation Table” on page 14.

(2)
All non-employee directors of the Board received a restricted stock award of 2,247 shares on November 10, 2011.  The grant date fair value of the November 10, 2011 restricted stock awards was based on the closing market price of the Company’s common stock on the grant date of $9.66.

(3)
Amounts listed represent the aggregate grant date fair value, with respect to restricted stock awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”).  Following SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the 2011 amounts were disclosed in Note 9 to the Company’s consolidated financial statements for 2011, included in the Company’s annual report on Form 10-K filed with the SEC on March 1, 2012.

(4)
As of December 31, 2011, Mr. Derrickson had 30,000 option awards outstanding, which are all vested. These awards range in exercise price from $3.17 to $9.19. Mr. Derrickson had 1,686 shares of unvested restricted stock outstanding as of December 31, 2011 with a market value of $16,877, based on the closing price of the Company’s common stock of $10.01 on December 31, 2011.

(5)
As of December 31, 2011, Mr. Glotzbach had no option awards outstanding and 7,497 shares of unvested restricted stock outstanding with a market value of $75,045, based on the closing price of the Company’s common stock of $10.01 on December 31, 2011.

(6)
As of December 31, 2011, Mr. Hamlin had no option awards outstanding and 3,408 shares of unvested restricted stock outstanding with a market value of $34,114, based on the closing price of the Company’s common stock of $10.01 on December 31, 2011.

(7)
As of December 31, 2011, Mr. Kackley had no option awards outstanding and 7,497 shares of unvested restricted stock outstanding with a market value of $75,045, based on the closing price of the Company’s common stock of $10.01 on December 31, 2011.

(8)
As of December 31, 2011, Mr. Lundeen had no option awards outstanding and 1,686 shares of unvested restricted stock outstanding with a market value of $16,877, based on the closing price of the Company’s common stock of $10.01 on December 31, 2011.

(9)
As of December 31, 2011, Mr. May had no option awards outstanding and 3,408 shares of unvested restricted stock outstanding with a market value of $34,114, based on the closing price of the Company’s common stock of $10.01 on December 31, 2011.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting is required for the election of each director.  A “plurality” means receiving a higher number of votes than any other candidate.  In other words, the seven nominees receiving the most “FOR” votes will be elected director.  Each outstanding share of Common Stock is entitled to one vote on each of the seven director positions to be filled at the meeting.  Stockholders can withhold authority to vote for one or more nominees for director.  Stockholders do not have cumulative voting rights in the election of directors, meaning they cannot aggregate their votes on all seats to be filled and vote them on a lesser number of nominees or a single nominee.

The Board recommends a vote “FOR” the election of each of the Nominee Directors.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

Overview

The Compensation Committee of the Board is responsible for reviewing, evaluating and approving the agreements, plans, policies, and programs of the Company to compensate its officers and directors. The Compensation Committee consisted of Messrs. Derrickson, Glotzbach, Lundeen, and May.  Mr. Lundeen served as chairman of the Compensation Committee until March 2011, when Mr. Glotzbach was appointed chairman.

The Compensation Committee makes all decisions related to the compensation package of the CEO. To determine the compensation of the CEO, the Compensation Committee reviews the individual performance of the CEO in the context of the Company’s performance as well as the analysis of its compensation consultant, Lockton Companies LLC (“Lockton”).  For the compensation packages of the named executive officers, other than himself, the CEO annually reviews their performance, including individual contribution and demonstrated leadership, and external market references and presents individual compensation recommendations to the Compensation Committee. The Compensation Committee reviews the recommendations of the CEO as well as the analysis of Lockton. The Compensation Committee has the authority to accept, modify or disregard the CEO’s compensation recommendations. These compensation packages are the result of the evaluation and judgment of the Compensation Committee, rather than a precise formula. The Compensation Committee does not specifically focus in any material way on any of the individual compensation elements discussed below.

At the 2011 Annual Meeting of Stockholders, the “Advisory Vote on Executive Compensation” proposal (the “say on pay” vote) received support from approximately 97% of votes cast.  The Committee considered these results in determining the Company’s compensation plans and programs for fiscal year 2012.

Executive Compensation Objectives and Elements of Compensation

During 2011, various types of compensation were provided to the named executive officers of the Company set forth in the “Summary Compensation Table” at page 14, who are:

•	Jeffrey S. Davis, CEO and President;
•	Kathryn J. Henely, Chief Operating Officer (“COO”); and
•	Paul E. Martin, Chief Financial Officer (“CFO”).

The objectives of the Company’s compensation programs are to:

•	Recruit and retain top executive officers with the experience and skills to aid and to support the Company’s growth;
•	Recognize job responsibility and offer competitive and compelling compensation programs that provide executives with an incentive to continue to expand their contributions to the Company;
•	Reward individuals for their continued contribution to the success of the Company, including the Company’s execution against its business plan and creation of stockholder value; and
•	Allow employees to acquire a proprietary interest in the Company as an incentive to remain employed with the Company.

The Company’s compensation programs are designed to attract, retain and reward executives who are responsible for achieving the business objectives necessary to assure both revenue and profit growth while providing clients of the Company with the highest quality solutions and services. A significant portion of compensation paid to executives is directly related to delivering revenue and profit growth and other factors that influence stockholder value, thereby aligning executive interests closely with stockholder interests. This leads the Company to focus more on variable compensation than on base salary. The Company’s variable compensation programs for executives are structured to pay for high performance and are typically dependent on the Company’s financial results. It is the Company’s view that including an incentive-based compensation element keeps management motivated and retains top executives to ensure the Company’s long-term success. Each executive officer is rewarded with the following types of cash and non-cash compensation:

•	Base salary;
•	Performance-based annual cash bonus award;
•	Long-term equity incentive compensation;
•	Company-sponsored employee benefits, such as life insurance benefits and a tax-qualified savings plan (401(k) plan); and
•	Upon a termination for certain specified reasons or a change of control, severance and the potential acceleration of vesting of long-term equity awards.

There is no predetermined policy for allocating compensation between these elements and each type of compensation is designed to achieve a specific purpose in line with the objectives of the Company’s compensation philosophy.

Peer Group

The Compensation Committee has the discretion to directly engage the services of a compensation consultant or other advisors. Lockton, an independent compensation consulting firm, was retained by the Compensation Committee and has conducted a comprehensive assessment to determine if the Company’s executive officer compensation is comparable to the Company’s peers and a market median. The market median was comprised of a combination of market compensation data from peer company proxy statements as well as published industry sources utilizing companies that operate in the computer programming services industry with revenue less than $500 million (the “external market”). The following companies were included in the peer group: Advent Software, Inc., Agilysys, Inc., Blackbaud, Inc., CIBER, Inc., Computer Task Group, Inc., Dynamics Research Corporation, EPIQ Systems, Inc., iGATE Corporation, Interactive Intelligence Inc., Mattersight Corporation, NCI Inc., NetSuite Inc., Nic Inc., Sapient Corporation, Synaptics Incorporated, Syntel Inc., and Taleo Corporation.  Published survey compensation data from the following sources was utilized: ECS and Human Resource Association. The report prepared by Lockton analyzed the compensation paid to the Company’s named executive officers for 2011.  While the data and input provided by Lockton is a factor in its analysis of various compensation elements, the Compensation Committee makes the final determination on all compensation decisions.  Lockton did not provide additional services to the Company in excess of $120,000 during 2011.

Base Salary

The named executive officers are offered a competitive salary in order to retain their services and to also reward their performance with the Company. For the CEO and CFO, salary is predetermined as part of a written agreement that has been approved by the Compensation Committee. Several factors are considered by the Compensation Committee when determining and approving an employment agreement or arrangement for a named executive officer. These factors include the executive officer’s performance relative to the Company’s goals and objectives, such as the Company’s financial performance and relative stockholder return. For newly hired executives, the individual’s relevant experience in the industry is considered.  The base salary of other executive officers of the Company is recommended by the CEO after his review of the aforementioned factors with final approval given by the Compensation Committee.

During 2011, the Compensation Committee determined that the base salaries of the named executive officers were below the desired 80% to 85% of the 50th percentile of the external market and approved increases during May 2011 to bring their salaries closer to the recommended targeted position according to the analysis performed by Lockton. The increases were deemed appropriate due to the importance of the roles of the named executive officers and the Company’s strategy to retain the executives.  See the “Summary Compensation Table” at page 14 for a detailed discussion of the named executive officers’ base salaries for years 2009, 2010, and 2011.

Performance-Based Executive Bonus Plan

The named executive officers are eligible for cash bonuses under the Executive Bonus Plan, which is tied to operating performance. The determination of bonus payments is based on various targets and factors. Annual incentive targets are an integral component of compensation that link and reinforce executive decision making and performance with the annual objectives of the Company. The Compensation Committee has the discretion to determine the appropriate performance criteria, which is objective and established in writing during the first quarter of each year. Typically, these targets include an Adjusted Generally Accepted Accounting Principles Earnings Per Share (“Adjusted GAAP EPS”) target that must be met and is discussed and agreed upon by the Compensation Committee and management during the Company’s annual planning process. Adjusted GAAP EPS is a performance measure defined as net income plus amortization of intangibles, stock compensation expense, acquisition-related costs and adjustments, and other non-cash items, including related tax effects, divided by shares used in computing diluted net income per share, which is not in compliance with Generally Accepted Accounting Principles (“GAAP”).

Management and the Compensation Committee believe in the importance of structuring a bonus arrangement that pays the Company’s stockholders first.  Therefore, no incentive bonuses are payable to the Company’s executives until the Company surpasses the Adjusted GAAP EPS target established by the Compensation Committee. However, final overall funding decisions are made after the end of the year based upon the Company’s performance against this target, and are subject to approval by the Compensation Committee.

The bonus payments under the 2011 Executive Bonus Plan were contingent upon realization of fully diluted Adjusted GAAP EPS of at least $0.74 for the year.  This target was reassessed by the Compensation Committee after the acquisitions during the year and was increased as appropriate to reflect the impact of the transactions.  In addition to amounts that may be payable under the Company’s Executive Bonus Plan, the Compensation Committee may also award discretionary bonuses to non-executive management. The form and structure of any bonuses paid to the Company’s named executive officers must be approved by the Compensation Committee. Bonus payments are offered to reward management for implementing and monitoring the objectives of the Company in line with the Company’s financial goals.

The 2011 Executive Bonus Plan incorporated a “stair-step” feature.  Pursuant to the Company’s 2011 incentive bonus arrangements, a portion of the bonus pool was to be funded upon the achievement of Adjusted GAAP EPS in excess of $0.74 (and earnings in excess of the portion of the bonus pool funded would be retained by the Company), and the bonus pool would not be fully funded until the achievement of Adjusted GAAP EPS in excess of $0.97.  The Compensation Committee implemented this feature based on the recommendation of management to ensure that the Company’s executives and management would share in the benefits of increased earnings on Common Stock with the Company’s stockholders.  Management and the Compensation Committee believe the inclusion of the “stair-step” feature in the 2011 Executive Bonus Plan furthers the Company’s policy of paying stockholders before executives are rewarded for Company performance.

For 2011, the Company achieved $0.77 Adjusted GAAP EPS, which resulted in 20% funding of the bonus plan. The Compensation Committee reviewed these results, the aggressive goal setting of management and management’s recommendation that the named executive officers waive their right to receive a cash incentive bonus for 2011 to allow for a bigger bonus pool to non-executive management into consideration when approving the overall funding percentage for the bonus plan. Discretionary bonuses were paid to non-executive management for 2011 after Compensation Committee approval.

The Compensation Committee noted the target short-term incentive for the named executive officers was above the 50th percentile of the external market in the study provided by Lockton. However, since payments were not made to the named executive officers under the 2011 Executive Bonus Plan, the actual short-term incentive paid could not be compared to the market median. The named executive officers have not received a bonus payment under the Executive Bonus Plan in three of the previous four years. This is believed to be caused by challenging Adjusted GAAP EPS targets established each year. Based on the Lockton review of executive compensation for 2011 and prior, it appears the Company’s Executive Bonus Plan targets have been consistently aggressive compared to the external market.

Long-Term Equity Incentive Compensation

Share-based compensation such as restricted stock awards are granted to executives on a discretionary basis by the Compensation Committee. The Company does not have any program, plan or practice to grant restricted stock awards to executives in coordination with the release of material non-public information.  It is the Company’s current practice to grant awards of restricted stock instead of stock options. See additional discussion of these awards at the “2011 Grants of Plan-Based Awards” table at page 16. The Company believes that by offering this type of incentive compensation, they have rewarded the highest quality management and will retain that management in the future. Share-based payments allow the executives to obtain a proprietary interest in the Company and therefore participate in the profit and success of the Company in meeting its objectives and goals.  Additionally, by focusing on equity-based compensation the Company is able to provide competitive total compensation packages and use cash resources to operate and expand the business.

Beginning in 2011, the vesting period for long-term equity incentive awards was shortened from five years to three years with 33% of the award vesting on each anniversary of the date of the grant. Prior to 2011, these types of awards had a vesting period of five years with 20% of the award vesting on each anniversary of the date of grant. There are no performance conditions associated with the share-based awards granted by the Company.  Award amounts and the timing of grants are determined by the Compensation Committee.  In 2011, all of the long-term equity incentive awards granted by the Company were in the form of restricted stock.  2011 awards to the named executive officers vest 33% on each anniversary of the date of grant through 2014.  Any potential acceleration of the vesting schedules pursuant to a change of control or a termination is discussed below under “Potential Payments Upon Termination and/or a Change of Control.”

The Compensation Committee utilized the report prepared by Lockton to determine how the long-term incentives granted to the Company’s named executive officers, like share-based payments, compared to the market median (see discussion under “Peer Group” for additional information). The analysis showed that the aggregate value of the equity awards received by the Company’s named executive officers was below the 50th percentile of the external market. The Company was somewhat limited in the amount of equity awards that could be granted due to the size of its Perficient, Inc. 2009 Long-Term Incentive Plan (the “2009 Plan”).  Long-term equity incentives play a key role in achieving the Company’s compensation philosophy and the Company hopes to raise the size of its equity awards where necessary in 2012.

Total Direct Compensation Analysis

Based on the analysis performed by Lockton for 2011, actual total direct compensation paid to the Company’s named executive officers was below the 50th percentile of the external market.  The Compensation Committee will consider these results when determining what compensation changes may be necessary in 2012. The Compensation Committee’s goal is to pay compensation comparable to the Company’s peers while still providing executives of the Company with the opportunity to increase the value of their compensation package through extraordinary performance.

Company-Sponsored Benefit Plans

The named executive officers are provided with primarily the same company-sponsored health, welfare and retirement benefits as all other employees, including life insurance benefits and a tax-qualified retirement savings plan. The Company provides all employees with basic life insurance in the amount of two times their annual salary with a $100,000 minimum benefit and a $400,000 maximum benefit. In addition to the standard life insurance, the Company retains a $1.5 million life insurance policy for the CEO. The benefit on these policies is payable to the CEO’s beneficiary, as applicable, upon death.  The Company also provides a short- and long-term disability benefit to all employees, including the named executive officers, at no cost for 60% of base salary for up to 90 days and 60% of base salary up to a maximum benefit of $10,000 for up to 90 days, respectively.  In addition to the standard short- and long-term disability benefits, the Company pays for additional disability coverage for the CEO.  This additional coverage includes a monthly income benefit of $15,000 for five years for the CEO.

The Perficient 401(k) Employee Savings Plan is a tax-qualified retirement savings plan to which all employees, including the named executive officers, are able to contribute from 1% to 100% of their annual salary on a before-tax basis, up to the limits established by the Internal Revenue Code (the “Code”). During the 2011 year, the Company matched 50% of contributions, up to 6% of salary, comprised of 25% in cash and 25% in Company stock. Employee contributions to the 401(k) Employee Savings Plan vest upon contribution and Company matching funds are fully vested after three years of service.

Attributed costs of the benefits described above for the named executive officers for the year ended December 31, 2011 are included in the “All Other Compensation” column of the “Summary Compensation Table” at page 14.

Severance Benefits

The Company has entered into employment agreements with the CEO and CFO, which contain severance and change of control provisions. Severance benefits under the agreements are payable upon a “double-trigger.”  In other words, although the employment agreements provide for accelerated vesting of equity upon a change of control, additional payments under the agreements are only triggered upon both a change of control and termination of employment.

The Company provides a level of severance benefits that the Compensation Committee believes is necessary to provide a competitive compensation package to these senior executives.  Maintaining these arrangements enables the Company to attract and retain senior executives, provide senior executives with a degree of certainty regarding their future employment relationship, and ensure the continued commitment of senior executives in the event of a potential or actual change of control.  Payments upon a change of control also further align the interests of the executives with those of the stockholders.  Providing change of control benefits is designed to reduce the reluctance of management to pursue potential change of control transactions that may be in the best interests of the stockholders, and helps ensure stability in the event of a change of control of the Company.

The Compensation Committee further believes that the level of severance benefits and vesting of outstanding equity awards under the employment agreements, including multiples of pay, are consistent with market practice and necessary for the Company to be competitive in attracting and retaining talent in the Company’s industry, and are also commensurate with each senior executive’s level of responsibility.

Finally, the Compensation Committee believes that the potential payments to be made upon termination and/or change of control are an important part of executive compensation as structured at the Company.  As discussed above, Company executives are generally paid a lower base salary than market but receive long-term equity compensation at a greater rate than the market.  The focus on variable compensation helps to retain executives and reward them for performance over time.  Due to this philosophy, offering potential payments upon termination and/or change of control is an attractive compensation element that allows the executives to become equalized with market compensation should these events occur.

Additional information regarding severance and other change of control benefits is provided in the section entitled “Potential Payments upon Termination and/or Change of Control” beginning at page 19.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (“IRS Section 162(m)”), which limits the deductibility of certain executive officer compensation. Generally, the Company’s policy is to structure compensation so that executive compensation is tax-deductible. However, in certain cases, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers while creating and improving stockholder value.

The Company’s stockholders approved the Perficient, Inc. Omnibus Incentive Plan (the “Omnibus Incentive Plan”) on June 26, 2007.  The Omnibus Incentive Plan formalizes the Company’s practices for awarding bonuses under the Executive Bonus Plan, and the Executive Bonus Plan is administered pursuant to the Omnibus Incentive Plan.  The Omnibus Incentive Plan is appropriately structured to avoid the limitations on deductibility imposed by IRS Section 162(m) in order to allow the Company to deduct the bonus amounts paid under the Executive Bonus Plan.  Taxable income associated with restricted stock awards, however, is subject to the limitations of IRS Section 162(m). No amounts were paid to the executive officers under the Omnibus Incentive Plan in 2011.

For the fiscal year ended December 31, 2011, the total compensation for income tax purposes of the CEO, including base salary and vesting of restricted stock awards, was in excess of $1,000,000.  Due primarily to the vesting of restricted stock awards, a portion of the amount of compensation in excess of $1,000,000 was not deductible.

Risk Oversight of the Company’s Compensation Policies and Programs

The Compensation Committee carefully monitors compensation levels to ensure they reflect an appropriate balance of pay-for-performance within acceptable risk parameters.  Based on current and evolving best practices guidance, our Compensation Committee conducted a compensation risk assessment of the various elements of our Company’s overall compensation program (including incentive compensation programs).  In its analysis, the Committee reviewed, with input from management, our Company’s compensation programs including appropriate internal controls to mitigate or reduce risk.  Based on its review, the Committee determined that our Company’s compensation programs and policies do not create excessive and unnecessary risk taking.  In addition to review by the Committee, the full Board will continue to maintain proper policies and procedures to ensure ongoing management and assessment of compensation practices as they relate to risk.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, has recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

The Compensation Committee
Edward L. Glotzbach, Chairman
Ralph C. Derrickson
David S. Lundeen
David D. May

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2011 were Ralph C. Derrickson, Edward L. Glotzbach, David S. Lundeen, and David D. May.  No member of the Compensation Committee in 2011 was, or had ever been, an officer or employee of the Company or any of its subsidiaries, or had any substantial business dealings with the Company.  In addition, no “compensation committee interlocks” existed during fiscal year 2011, that is no member of our Compensation Committee or the Board was an executive officer of another company on whose compensation committee or board any of our executive officers served.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2009, 2010, and 2011, including the Principal Executive Officer, which is the CEO, the Principal Financial Officer, which is the CFO, and the other most highly compensated executive officer, the COO, based on total compensation:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Stock Options ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Jeffrey S. Davis	2011	$315,000	$-	$1,089,000	$-	$-	$20,490	(4)	$1,424,490
President and Chief Executive Officer	2010	$285,000	$-	$1,172,140	$-	$479,000	$12,098		$1,948,238
	2009	$285,000	$-	$-	$-	$-	$12,037		$297,037
Kathryn J. Henely	2011	$246,667	$-	$484,000	$-	$-	$4,108		$734,775
Chief Operating Officer	2010	$220,000	$-	$512,100	$-	$185,000	$4,721		$921,821
	2009	$215,417	$-	$198,741	$-	$-	$4,856		$419,014
Paul E. Martin	2011	$245,000	$-	$484,000	$-	$-	$9,851		$738,851
Chief Financial Officer	2010	$225,000	$-	$512,100	$-	$151,000	$5,975		$894,075
	2009	$225,000	$-	$-	$-	$-	$6,027		$231,027

(1)
Amounts listed represent the aggregate grant date fair value, with respect to restricted stock awards, computed in accordance with ASC Topic 718.  Following SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the 2011 amounts were disclosed in Note 9 to the Company’s consolidated financial statements for 2011, included in the Company’s annual report on Form 10-K filed with the SEC on March 1, 2012.

(2)	Amounts are earned and accrued during the fiscal year indicated and paid subsequent to the end of the fiscal year pursuant to the Company’s performance-based Executive Bonus Plan.
(3)
Other than as noted in footnote (4), the amounts listed represent the value of the Company’s 401(k) matching contributions, Company-paid standard life insurance premiums, and cell phone allowances for 2011.  The named executive officers, from time to time, received certain immaterial personal benefits or other compensation items from the Company in 2011; however, in no case did the value of these items exceed $10,000 in the aggregate.

(4)
As part of his overall compensation, Mr. Davis received Company 401(k) matching contributions of $6,587, Company-paid life and disability insurance premiums of $11,695, Company-paid standard life insurance premiums of $588, and a $1,620 cell phone allowance.

The table below summarizes the 2011 total compensation mix for the named executive officers by pay element:

PERCENT OF 2011 TOTAL COMPENSATION BY PAY ELEMENT
Name	Base Salary	Incentive Compensation	Other Compensation

Jeffrey S. Davis	22%	77%	1%

Kathryn J. Henely	33%	66%	1%

Paul E. Martin	33%	66%	1%

Employment Agreements

Mr. Davis

The Company entered into an employment agreement with Mr. Davis effective January 1, 2009 that expired on December 31, 2011 (the “Davis Original Employment Agreement”). The Company entered into an amended and restated employment agreement with Mr. Davis effective January 1, 2012, that will expire December 31, 2014. Mr. Davis’s Original Employment Agreement, which governed his compensation for 2011, provided for the following compensation:

•	an annual salary of $285,000 that may be increased from time to time and was increased to $330,000 in May 2011;
•
an annual performance bonus of up to 200% of Mr. Davis’s annual salary in the event the Company achieves certain performance targets (“Mr. Davis’s Target Bonus”), which may be increased up to 300% of Mr. Davis’s annual salary pursuant to the 2011 Executive Bonus Plan;

•
entitlement to participate in such insurance, disability, health and medical benefits, and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans, or programs; and

•	death, disability, severance, and change of control benefits described below in the section titled “Potential Payments upon Termination and/or Change of Control.”

Mr. Davis has agreed to refrain from competing with the Company for a period of five years following the termination of his employment with the Company. Mr. Davis’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

The amended and restated employment agreement, effective January 1, 2012, has the following terms:

•	an annual salary of $330,000 that may be increased by the Board of Directors from time to time and was increased to $360,000 in April 2012;
•	an annual performance bonus of up to 200% of Mr. Davis’s annual salary in the event the Company achieves certain performance targets;
•
entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs;

•
death, disability, severance, and change of control benefits upon Mr. Davis’s termination of employment or change of control of the Company, including a severance of two year’s base salary, one year’s target bonus, and one year of benefits (and vesting of all unvested options and restricted shares)  if Mr. Davis is terminated without cause or under a constructive termination, as defined in the agreement; and

•	100% of all unvested options and restricted shares vest upon a change in control.

        Mr. Davis has agreed to refrain from competing with the Company for a period of three years following the termination of his employment. Mr. Davis’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

Mr. Martin

The Company entered into an employment agreement with Mr. Martin effective May 5, 2010 that expired on December 31, 2011 (the “Martin Original Employment Agreement”). The Company entered into an amended and restated employment agreement with Mr. Martin effective January 1, 2012, that will expire December 31, 2014.  Mr. Martin’s Original Employment Agreement, which governed his compensation for 2011, provided for the following compensation:

•	an annual salary of $225,000 that may be increased from time to time (currently Mr. Martin receives an annual salary of $255,000);
•
an annual performance bonus of up to 80% of Mr. Martin’s base salary in the event the Company achieves certain performance targets, which may be increased up to 120% of Mr. Martin’s base salary pursuant to the 2011 Executive Bonus Plan; and

•	severance and change of control benefits described below in the section titled “Potential Payments upon Termination and/or Change of Control.”

Mr. Martin’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

The amended and restated employment agreement, effective January 1, 2012, has the following terms:

•	an annual salary of $255,000 that may be increased by the Chief Executive Officer, with approval by the Board of Directors or its Compensation Committee, from time to time;
•	an annual performance bonus of up to 80% of Mr. Martin’s annual salary in the event the Company achieves certain performance targets;
•
entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs;

•
death, disability, severance, and change of control benefits upon Mr. Martin’s termination of employment or change of control of the Company, including a severance of one year’s base salary, one year of benefits and one year of vesting of options and restricted stock if Mr. Martin is terminated without cause or under a constructive termination, as defined in the agreement; and

•	50% of all unvested options and restricted shares vest upon a change in control.

Mr. Martin has agreed to refrain from competing with the Company for a period of three years following the termination of his employment. Mr. Martin’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

GRANTS OF PLAN-BASED AWARDS

The following table reflects awards granted to the named executive officers during 2011 under the Company’s equity and non-equity incentive plans:

2011 GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock (#)(2)	Awards ($)(3)
Jeffrey S. Davis	4/12/2011	$-	$-	$-	90,000	$1,089,000
	N/A	-	630,000	945,000	-	-
Kathryn J. Henely	4/12/2011	-	-	-	40,000	484,000
	N/A	-	246,667	370,000	-	-
Paul E. Martin	4/12/2011	-	-	-	40,000	484,000
	N/A	-	196,000	294,000	-	-

(1)
Reflects the target and maximum bonus award amounts that could potentially be earned by each named executive officer under the 2011 Executive Bonus Plan based on 2011 performance, as described in the “Annual Incentive Cash Bonus Compensation” section following this table.

(2)
Reflects the Compensation Committee’s grant of restricted shares to the named executive officers on April 12, 2011 in the respective amounts listed in the table.  The terms of these restricted share awards are described in the section entitled “Restricted Share Award Terms” following this table.

(3)	The grant date fair value is based on the per share closing price of the Common Stock on April 12, 2011 (the date of grant) of $12.10.

Annual Incentive Cash Bonus Compensation

Bonuses available to the named executive officers as an annual incentive bonus under the 2011 Executive Bonus Plan are based upon pre-set percentages of salary and are earned by reaching certain target performance levels.

In March 2011, the Compensation Committee established the targets for the named executive officers under the 2011 Executive Bonus Plan.  The table below lists the potential bonus awards as a percent of base salary for the named executive officers as reflected in the “2011 Grants of Plan-Based Awards” table:

	Target Bonus Percentage	Maximum Bonus Percentage
CEO	200%	300%
COO	100%	150%
CFO	80%	120%

The named executive officers share in every dollar of earnings above the targets established pursuant to the 2011 Executive Bonus Plan up to the maximum bonus percentage set for each.  Such named executive officers may receive up to the maximum bonus percentage to the extent the Adjusted GAAP EPS target is exceeded up to 1.5 times the target.  The Compensation Committee has the discretion to decrease bonus amounts, even if the target is met or exceeded. In order to meet this target, the Company’s Adjusted GAAP EPS must meet the predetermined target after considering the estimated bonus payout. Please refer to the section entitled “Performance-Based Executive Bonus Plan” on page 10 for additional information regarding the predetermined target.

Restricted Share Award Terms

The restricted shares awarded to the named executive officers on April 12, 2011 were granted under the 2009 Plan.  Under the terms of the restricted share award agreement, 33% of the shares subject to an award will vest on each yearly anniversary of April 12, 2011 with the final tranche vesting on April 12, 2014, provided the named executive officers continue employment with the Company through the applicable vesting dates.

In the event of a recipient’s termination of employment with the Company for any reason (including death or disability) prior to full vesting of the restricted shares, restricted shares that have not vested as of the date of termination will be null and void and will be forfeited to the Company, unless the terms of the recipient’s employment agreement provide otherwise.  The employment agreements for Jeffrey S. Davis and Paul E. Martin provide for accelerated vesting of equity awards such as the restricted share awards in the case of certain involuntary terminations or upon the occurrence of a change of control.  These acceleration provisions are described below in the section of this proxy entitled “Potential Payments upon Termination and/or Change of Control.”

Dividends are payable on the restricted shares at the same rate and at the same time that dividends are paid to stockholders generally; however, the Company has not historically and does not intend to pay dividends.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents: (i) the number of unexercised options held by each named executive officer as of December 31, 2011; and (ii) the number and market value of unvested restricted share awards held by each named executive officer as of December 31, 2011:

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Stock Options				Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Name	Exercisable	Unexercisable
Jeffrey S. Davis	155,000	-	$6.31	12/15/2014	30,000	(3)	$300,300
	-	-	-	-	120,000	(4)	1,201,200
	-	-	-	-	82,400	(5)	824,824
	-	-	-	-	90,000	(6)	900,900

Kathryn J. Henely	13,854	-	2.28	12/11/2013	9,500	(3)	95,095
	-	-	-	-	19,200	(7)	192,192
	-	-	-	-	9,600	(4)	96,096
	-	-	-	-	17,183	(8)	172,002
	-	-	-	-	36,000	(5)	360,360
	-	-	-	-	40,000	(6)	400,400

Paul E. Martin	-	-	-	-	9,500	(3)	95,095
	-	-	-	-	52,000	(4)	520,520
	-	-	-	-	36,000	(5)	360,360
	-	-	-	-	40,000	(6)	400,400

(1)
Options generally expire ten years from the date of grant (the “expiration date”).  If the recipient’s employment terminates: (i) due to death or “permanent disability” (as defined in the applicable award agreement), then the option will remain exercisable for twelve months following the termination date; (ii) as a result of the recipient’s “misconduct” (as defined in the applicable award agreement), then the option will terminate immediately and cease to be outstanding; and (iii) for any other reason, then the option will remain exercisable for three months following the termination date, provided that no option will be exercisable after its original expiration date.  The effect of a “corporate transaction” (as defined in the applicable award agreement) on the vesting and exercisability of option awards is described below in the “Potential Payments upon Termination and/or Change of Control” section of this Proxy Statement.

(2)	Based on the per share closing market price of $10.01 of the Common Stock on December 31, 2011.
(3)
Represents awards of restricted shares made to the named executive officers on December 4, 2007.  Twenty-percent (20%) of the restricted shares subject to each award vest on the yearly anniversary of December 4 with the final tranche vesting on December 4, 2012.

(4)
Represents awards of restricted shares made to the named executive officers on December 17, 2008.  Twenty-percent (20%) of the restricted shares subject to each award vest on the yearly anniversary of December 17 with the final tranche vesting on December 17, 2013.

(5)
Represents awards of restricted shares made to the named executive officers on March 22, 2010.  Twenty-percent (20%) of the restricted shares subject to each award vest on the yearly anniversary of March 22 with the final tranche vesting on March 22, 2015.

(6)
Represents awards of restricted shares made to the named executive officers on April 12, 2011.  Thirty three-percent (33%) of the restricted shares subject to each award vest on the yearly anniversary of April 12 with the final tranche vesting on April 12, 2014.

(7)
Represents an award of 48,000 restricted shares made to Ms. Henely on September 26, 2008.  Twenty-percent (20%) of the restricted shares subject to each award vest on the yearly anniversary of September 26 with the final tranche vesting on September 26, 2013.

(8)
Represents an award of 28,637 restricted shares made to Ms. Henely on April 28, 2009.  Twenty-percent (20%) of the restricted shares subject to an award will vest on each yearly anniversary of April 28 with the final tranche vesting on April 28, 2014.

OPTION EXERCISES AND STOCK VESTED

The following table presents stock options exercised by and stock awards vested on behalf of the named executive officers during 2011:

2011 OPTION EXERCISES AND STOCK VESTED
	Stock Options		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Jeffrey S. Davis	-	$-	158,100	(3)	$1,427,391

Kathryn J. Henely	639	3,308	51,190	(4)	480,619

Paul E. Martin	-	-	65,998	(5)	574,101

(1)
Calculated as the aggregate market value on the exercise date of the shares of the Common Stock received upon exercise of options, less the aggregate exercise price of options (calculated before payment of any applicable withholding or other income taxes).

(2)
Calculated as the aggregate market value on the date of vesting of the shares with respect to which restrictions lapsed during 2011 (calculated before payment of any applicable withholding or other income taxes).

(3)
Mr. Davis was granted: (i) 87,500 restricted shares on December 15, 2004, a portion of which vested on December 15, 2011, when the market price of the Company’s stock was $8.11; (ii) 175,000 restricted shares on December 21, 2006, a portion of which vested on December 21, 2011, when the market price of the Company’s stock was $9.54; (iii) 150,000 restricted shares on December 4, 2007, a portion of which vested on December 4, 2011, when the market price of the Company’s stock was $8.39; (iv) 300,000 restricted shares on December 17, 2008, a portion of which vested on December 17, 2011, when the market price of the Company’s stock was $8.44; and (v) 103,000 restricted shares on March 22, 2010, a portion of which vested on March 22, 2011, when the market price of the Company’s stock was $11.36.

(4)
Ms. Henely was granted: (i) 22,472 restricted shares on December 28, 2005, a portion of which vested on December 15, 2011, when the market price of the Company’s stock was $8.11; (ii) 44,089 restricted shares on December 21, 2006, a portion of which vested on December 21, 2011, when the market price of the Company’s stock was $9.54; (iii) 47,500 restricted shares on December 4, 2007, a portion of which vested on December 4, 2011, when the market price of the Company’s stock was $8.39; (iv) 48,000 restricted shares on September 26, 2008, a portion of which vested on September 26, 2011, when the market price of the Company’s stock was $7.55; (v) 24,000 restricted shares on December 17, 2008, a portion of which vested on December 17, 2011, when the market price of the Company’s stock was $8.44; (vi) 28,637 restricted shares on April 28, 2009, a portion of which vested on April 28, 2011, when the market price of the Company’s stock was $12.43; and (vii) 45,000 restricted shares on March 22, 2010, a portion of which vested on March 22, 2011, when the market price of the Company’s stock was $11.36.

(5)
Mr. Martin was granted: (i) 50,000 restricted shares on August 29, 2006, a portion of which vested on August 21, 2011, when the market price of the Company’s stock was $7.69; (ii) 19,987 restricted shares on December 21, 2006, a portion of which vested on December 21, 2011, when the market price of the Company’s stock was $9.54; (iii) 47,500 restricted shares on December 4, 2007, a portion of which vested on December 4, 2011, when the market price of the Company’s stock was $8.39; (iv) 130,000 restricted shares on December 17, 2008, a portion of which vested on December 17, 2011, when the market price of the Company’s stock was $8.44; and (v) 45,000 restricted shares on March 22, 2010, a portion of which vested on March 22, 2011, when the market price of the Company’s stock was $11.36.

PENSION BENEFITS

The Company does not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for the named executive officers.

NON-QUALIFIED DEFERRED COMPENSATION

The following table summarizes information regarding the Company’s named executive officers’ participation in the Perficient, Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”).

2011 NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions ($)(1)	Company Contributions ($)	Aggregate Loss ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($)
Jeffrey S. Davis	$-	$-	$-	$-	$-

Kathryn J. Henely	-	-	-	-	-

Paul E. Martin	49,800	-	(2,182)	-	142,445

(1)	All amounts reported as contributions in this column have been reported in the Salary column of the “Summary Compensation Table” at page 14.
(2)
The amounts in this column represent aggregate loss that accrued during 2011 on amounts of salary deferred at the election of the named executive officer pursuant to the Deferred Compensation Plan.  These earnings have not been reported as compensation to the named executive officers in the “Summary Compensation Table” at page 14.

The Deferred Compensation Plan allows each participant to contribute up to 80% of base salary and commission and 100% of annual incentive bonus payments.  Contributions may be made to either the retirement account or the in-service account of the participant; however, no contributions may be made to a participant’s in-service account during a deferral period when amounts are scheduled to be distributed from that account.  Also, if the Compensation Committee determines that a participant has incurred a financial hardship, it may terminate the participant’s deferrals.

The Company may, in its discretion, provide a matching contribution of 25% of the participant’s contribution to the Deferred Compensation Plan up to the first 6% of a participant’s compensation (includes base salary and bonus or incentive compensation); however, any matching contribution will be reduced by the amount of matching contributions actually made on the participant’s behalf under the Company’s 401(k) plan.  Matching contributions vest annually over a three year period.  The Company may also make discretionary contributions on behalf of participants in the Deferred Compensation Plan, which will be in the amounts and will vest in accordance with the schedule determined by the Company.  The Company made no matching contributions to the Deferred Compensation Plan in 2011.

The Deferred Compensation Plan permits each participant to make investment allocation choices for both the participant’s contributions and any Company matching or discretionary contributions made on the participant’s behalf among the investment choices designated by the Company, which earn market rates of return.  Participants are permitted to change their investment elections on a daily basis.

A participant will receive a distribution of amounts deferred in a particular year upon the earlier to occur of: (i) the time specified in the participant’s deferral commitment election with respect to the participant’s in-service account; (ii) his termination of employment; or (iii) his death or disability.  In addition, a participant may receive a distribution if the Compensation Committee determines that the participant has experienced a financial hardship, to the extent reasonably necessary to satisfy the participant’s needs. Upon a participant’s termination of employment, the participant’s benefits under the Deferred Compensation Plan shall be paid to him as soon as administratively practicable following the date of the participant’s termination of employment, unless the participant constitutes a “specified employee” (within the meaning of section 409A of the Code), in which case the initial payment will be made no earlier than the first day of the seventh month following the participant’s termination.  A participant’s vested benefits may, at the option of the participant, be distributed in one cash lump sum payment, or in up to a maximum of 15 annual installments (or a maximum of five annual installments with respect to the participant’s in-service account).  Certain small account balances (a retirement account balance of less than $50,000 and an in-service account balance of less than $25,000) will be paid in a lump sum regardless of the participant’s election.

Potential Payments upon Termination and/or Change of Control

As part of their amended and restated employment agreements, Messrs. Davis and Martin have certain provisions detailing payments due to them in the event of termination of their employment with the Company, including the resulting compensation from a change of control.

Mr. Davis

Mr. Davis’s amended and restated employment agreement provides for the following death, disability, severance, and change of control benefits:

•	death benefits of a lump-sum payment equal to one year’s annual salary and Mr. Davis’s Target Bonus;
•	disability benefits paid over 12 months of one year’s annual salary and Mr. Davis’s Target Bonus;

•
severance benefits, if Mr. Davis’s employment with the Company is terminated by the Company in a Without Cause Termination (as defined in his employment agreement) either before or after a change of control, of a lump-sum payment equal to two year’s annual salary and Mr. Davis’s Target Bonus for the year in which termination of employment occurs, acceleration of option and restricted stock vesting, and welfare benefits for one year following termination;

•
severance benefits of a lump-sum payment equal to two year’s annual salary and Mr. Davis’s Target Bonus, and welfare benefits for one year following resignation if Mr. Davis voluntarily resigns after a Constructive Termination; and

•	immediate vesting of 100% of all unvested stock option grants and restricted stock grants previously awarded to Mr. Davis upon the occurrence of a change of control.

To the extent payments and benefits to Mr. Davis in connection with a change of control would constitute “excess parachute payments” for purposes of Section 280G of the Code subject to excise taxes, Mr. Davis can elect to receive a lesser amount and eliminate the accelerated vesting of his unvested stock options and restricted stock in order to decrease or eliminate the excise taxes.

Mr. Martin

Mr. Martin’s amended and restated employment agreement provides for the following severance and change of control benefits:

•
severance benefits, if Mr. Martin’s employment with the Company is terminated by the Company in a Without Cause Termination or if Mr. Martin voluntarily resigns after a Constructive Termination, of a lump-sum payment equal to one year’s annual salary, continued vesting of restricted stock, and welfare benefits for one year following termination;

•	immediate vesting of 50% of all unvested restricted stock grants previously awarded to Mr. Martin upon the occurrence of a change of control (as defined below); and
•
severance benefits if Mr. Martin’s employment with the Company is terminated by the Company pursuant to a Without Cause Termination within the first year after a change of control equal to one year’s annual salary and immediate vesting of all remaining unvested restricted stock previously awarded to Mr. Martin.  In addition, the Company will provide welfare benefits for one year following termination.

The Original Employment Agreements for Messrs. Davis and Martin generally use the following terms:

“Change of Control” means: (a) The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (b) The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; (c) A majority of the members of the Company’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; (d) One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

This definition of Change of Control shall be interpreted in accordance with, and in a manner that will bring the definition into compliance with, the regulations under Section 409A of the Code.

“Constructive Termination” means with respect to each of Messrs. Davis and Martin, his voluntary termination of his employment with the Company following (i) a material reduction in his base compensation (including benefits), (ii) a material reduction of his performance-based target bonus or other incentive programs, or (iii) a relocation of his place of employment of more than 50 miles without his consent; in each case where the condition is not remedied or corrected by the Company within 30 days after he sends notice to the Company in writing specifying the reason why he claims there exists grounds for a Constructive Termination, and he sends the notice within one year of discovering the existence of the condition that gives rise to a right to claim a Constructive Termination.

“Disability” means the Board of Directors’ or CEO’s, as applicable, reasoned and good faith judgment that the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

“Termination for Cause” means a termination of the executive’s employment by reason of (a) the repeated or willful failure of the executive to substantially perform his duties that has not been cured after written demand from, with regard to Mr. Davis, the Board of Directors and with regard to Mr. Martin, the CEO; (b) conviction of; entering a plea of guilty or  nolo contendere to, a crime involving moral turpitude or dishonesty or to any other crime that constitutes a felony, (c) executive’s intentional misconduct, gross negligence or material misrepresentation in the performance of his duties to the Company; or (d) material breach by executive of any written covenant or agreement with the Company including any covenants not to compete or to non-disclosure of confidential information.

“Without Cause Termination” means a termination of the executive’s employment by the Company other than due to (a) Termination for Cause; (b) Disability; (c) death; or (d) the expiration of the employment agreement.

Under the amended and restated employment agreements with the aforementioned executives, each executive would be entitled to receive the following estimated benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the aforementioned executives, which would only be known at the time that they become eligible for payment and would only be payable if the events set forth in the table below occur

Quantification of Potential Payments Upon Termination and/or Change of Control

The table below reflects the amount that could be payable under the various arrangements assuming that the triggering event set forth in the title of each column occurred on December 31, 2011 and that the amended and restated employment agreements were in effect at that time. Any actual payments that may be made pursuant to the arrangements described above are dependent on various factors, which may or may not exist at the time a termination of employment or change of control actually occurs.

POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE OF CONTROL
Name (1)	Year	Severance/ Change of Control Payment	Accelerated Restricted Stock Vesting (2)	Accelerated Stock Option Vesting	Continuation of Benefits (3)	Tax Gross-up Payment	Total
Jeffrey S. Davis (4)	2012	$1,320,000	$3,227,224	$-	$11,035	$-	$4,558,259

Paul E. Martin (5)	2012	255,000	1,376,375	-	11,368	-	1,642,743

(1)	Ms. Henely is not included in this table since she does not have an arrangement with the Company in the event of termination of her employment with the Company, including a change of control.
(2)	Calculated using the closing market price per share of $10.01 of the Common Stock on December 31, 2011 for the total number of restricted shares accelerated.
(3)
Represents the estimated present value of all future payments of premiums for benefits which would be paid on behalf of the specified executive officers under the Company’s medical, disability, life, and dental insurance programs.

(4)
Upon a without cause termination, or a without cause termination following a change of control, Mr. Davis would receive each of the payments and benefits listed in the table above. Upon Mr. Davis’s death or disability, he would receive the severance payment only. Mr. Davis would receive the severance payment and the continuance of benefits listed in the table above if he voluntarily resigns upon the occurrence of a constructive termination. If a change of control were to occur, 100% of Mr. Davis’s unvested restricted stock would immediately vest. If Mr. Davis were to terminate his employment with the Company for cause or voluntarily, he would receive no compensation except his unpaid salary and bonus earned through the termination date.

(5)
Upon the occurrence of a change of control, 50% of Mr. Martin’s unvested restricted stock would immediately vest, amounting to $688,188 in compensation utilizing the assumptions discussed above. If Mr. Martin is terminated without cause within the first year after a change of control he will receive each of the payments and benefits listed in the table above. If Mr. Martin were to terminate his employment with the Company for cause or voluntarily, he would receive no compensation except his unpaid salary and bonus earned through the termination date.

PROPOSAL 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the stockholders of the Company are being provided with the opportunity to vote on an advisory resolution to approve the 2011 compensation of the named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the Compensation Discussion and Analysis section (“CD&A”), Compensation tables and accompanying narrative).  Item 402 of Regulation S-K is the SEC regulation that sets forth what companies must include in their CD&A and compensation tables.  The Compensation Committee and the Board values the opinions expressed by our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

As described in the CD&A section beginning on page 9, the Company believes that the quality, ability and commitment of the named executive officers are significant factors contributing to the proper leadership of Perficient and driving stockholder value for the Company.  Accordingly, the executive compensation programs are designed to:

•	attract, retain and motivate qualified talent;
•	motivate executives to improve the overall performance of the Company and reward executives when the Company achieves specific measurable results;
•	encourage accountability by determining salaries and incentive awards based on the Company’s collective performance and contribution;
•	ensure compensation levels are externally competitive and create internal pay equity among executives; and
•	align our executives’ long-term interests with those of our stockholders.

Stockholders are urged to read the “Compensation Discussion and Analysis” section beginning on page 9, which more thoroughly discusses how the compensation policies and procedures implement the Company’s compensation philosophy.  The Compensation Committee and the Board believe that these policies and procedures are effective in implementing the Company’s compensation philosophy and in achieving its goals.

Stockholders have the opportunity to vote “FOR,” “AGAINST,” or “ABSTAIN” on the following advisory resolution relating to the executive compensation of our named executive officers as disclosed in this proxy statement:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement, is hereby approved.”

This vote is not intended to address a specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices as described in this proxy statement.  The affirmative vote of a majority of the shares of our Common Stock cast in person or by proxy on the proposal will be considered approval by the stockholders of the advisory resolution on executive compensation.

The Board recommends a vote “FOR” the proposal to approve the advisory resolution on executive officers.

PROPOSAL 3. APPROVAL OF THE COMPANY’S 2012 LONG-TERM INCENTIVE PLAN

At the meeting, you will be asked to approve the Perficient, Inc. 2012 Long-Term Incentive Plan (the “2012 Plan”).

On April 12, 2012, the Board of Directors of the Company approved the 2012 Plan and directed that it be submitted to the stockholders for their approval.

The purposes of the 2012 Plan are to encourage employees and directors to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, and to enhance the ability of the Company to attract and retain individuals of exceptional management talent.  The 2012 Plan allows eligible participants to receive stock options, stock appreciation rights, restricted stock awards, performance awards, and stock unit awards. 2.5 million (2,500,000) shares of the Company’s common stock will be available for issuance under the 2012 Plan. Such shares may be authorized and unissued shares or treasury shares.

The 2012 Plan is intended to be the successor to the 2009 Plan.  Upon approval of the 2012 Plan, the 2009 Plan will be terminated and no further shares will be issued under the 2009 Plan.

A copy of the 2012 Plan is attached to this proxy statement as Appendix A, and the following description is qualified in its entirety by reference to that Equity Plan.

Summary of the Material Terms of the 2012 Plan

Key Plan Features. The 2012 Plan generally provides for:

•	ten-year maximum term for stock options and stock appreciation rights;
•	three-year minimum vesting period for awards;
•	no granting of awards below fair market value on the date of grant;
•	no re-pricing of stock options or stock appreciation rights without prior stockholder approval;
•	no reload or “evergreen” share replenishment features; and
•	independent plan administration by an independent compensation committee.

Why We Believe You Should Vote For this Proposal

The Board of Directors believes that the 2012 Plan is essential for the ongoing success of the Company and its ability to recruit, retain and reward key employees. The Board of Directors believes that if the 2012 Plan is not approved, the Company’s ability to align the interests of key employees with stockholders through equity-based compensation would be compromised, disrupting the Company’s compensation program and impairing the Company’s ability to recruit and retain key employees. The Board of Directors recommends approval of the 2012 Plan for the following reasons:

Historical Company Equity Usage.  We believe that our historical equity usage has been in line with industry norms on an aggregate basis. We set targets for equity compensation based on industry standards and other data provided to the compensation committee by management and compensation consultants. Based on this information, we believe that our equity usage is relatively consistent with the broader market as well as with the peer group of companies we use to benchmark executive compensation. Our equity grant levels are consistent with our overall compensation philosophy of pay-for-performance and below average cash-based compensation. We believe our compensation philosophy aligns our management’s compensation with stockholder interest.

The Need to Provide Competitive Compensation.  Similar to other companies in our industry, we believe equity compensation is integral in providing a competitive total compensation package necessary to recruit, retain and reward key employees. Equity awards are commonly used by companies our size and the ability to provide competitive grants is essential to competing in our labor markets. Therefore, we believe it is imperative to provide long-term incentive awards as a component of our compensation program. We will seek an appropriate balance between meeting employee hiring, retention and compensation goals and avoiding excessive stockholder dilution.

Cash Compensation Expense Increase.  If our ability to provide equity compensation is impaired, the Company’s cash compensation costs could increase substantially to offset equity compensation typically provided in the marketplace. It is important that we use our cash resources to operate and expand our business, rather than unnecessarily divert cash to pay compensation.

Our Continuing Emphasis on Providing Performance-Based Compensation.  We believe it is essential to provide a long-term link between compensation and stockholder value creation and rely on equity compensation as one of the most efficient and effective means to create such a relationship. The long-term equity incentive program is designed to align the interests of our officers and other key employees with those of stockholders, motivate the executive officer team to achieve key financial goals and reward superior performance over a multi-year period. We have historically utilized restricted stock awards instead of stock options to create this link between pay and performance.  We believe that by offering this type of incentive compensation, we have rewarded the highest quality management and will retain that management in the future.  Share-based payments allow the officers and other key employees to obtain a proprietary interest in the Company and therefore participate in the profit and success of the Company in meeting its objectives and goals. If stockholders do not approve the 2012 Plan, our ability to create long-term incentives for key employees will be substantially diminished.

Consequences of Failing to Ratify the Incentive Plan

In the event our stockholders fail to approve the proposal to adopt and approve the 2012 Plan, the 2012 Plan will not become effective and no further equity awards may be granted, except to the extent limited shares remain available under the 2009 Plan.  In such event, we will be required to re-evaluate our compensation structure to ensure that it remains competitive.  This evaluation may result in the modification of the amount and types of compensation that is payable to our employees.

The stockholders are urged to read this entire proposal and the complete plan document.  The Company believes that the 2012 Plan is necessary to recruit and retain key employees critical to the Company’s success, and thus is in the best interest of the Company’s stockholders.  The Company has explained the reasons for supporting this proposal under the “Why We Believe You Should Vote For this Proposal” below.

Plan Benefits

Since all awards will be made at the discretion of the Compensation Committee, it is not possible to determine the amount, timing or recipients of future awards. Therefore, it is not presently possible to determine the benefits or amounts that will be received by particular eligible persons or groups pursuant to the 2012 Plan in the future.

Administration of the 2012 Plan

The 2012 Plan will be administered by the Compensation Committee (the “Committee”), or another committee of the Board of Directors composed solely of two or more outside directors. The Committee has discretionary authority with respect to administering the 2012 Plan subject to its terms, including the selection of persons eligible to participate in the 2012 Plan and the granting of awards.

Types of Awards

Non-Qualified Stock Options (“NQSOs”). NQSOs are options to purchase shares of Common Stock at purchase prices established by the Committee on the date the options are granted; the purchase price may not be less than 100% of the fair market value of the shares on the date of grant. No NQSO may be exercisable later than ten years after the date it is granted. NQSOs shall become exercisable over a period of not less than three years from the grant date in equal increments on the first and subsequent anniversaries of the grant date.

Incentive Stock Options (“ISOs”). ISOs are options to purchase share of Common Stock at no less than 100% of the fair market value of the shares on the date of gran, which qualify for favorable tax treatment as described below. The aggregate fair market value of the stock with respect to which ISOs are exercisable for the first time by an optionee in any calendar year shall not exceed $100,000. No ISO may be exercisable later than ten years after the date it is granted.  ISOs granted under the 2012 Plan shall become exercisable over a period of not less than three years from the grant date in equal increments on the first and subsequent anniversaries of the grant date.

Stock Appreciation Rights (“SARs”). A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock and the exercise price of the SAR. The Committee may grant an award in the form of an SAR which may, but need not, relate to a specific stock option granted.  The exercise price of an SAR shall not be less than the fair market value of the Company’s stock on the date of grant.  The term of the SAR will be determined by the Compensation Committee at its discretion, but it cannot exceed ten years.  A SAR may be granted in connection with a stock option or may be granted independently. SARs shall become exercisable over a period of not less than three years from the grant date in equal increments of the first and subsequent anniversaries of the grant date.

Restricted Stock Awards. The Committee may grant restricted stock awards for no cash consideration or for cash consideration determined by the Committee in its discretion. Unless the Committee otherwise provides in the award, a holder of restricted stock shall not be entitled to dividends paid with respect to the stock during the period of restriction and shall not be entitled to vote the stock during such period.  The period of restriction shall be established by the Committee provided that, subject to certain exceptions for grants made as part of an annual or initial grant to non-employee members of the Board of Directors and small restricted grants made in connection with sales award programs, restricted stock shall vest over a period of not less than three years from the grant date in equal increments on the first and subsequent anniversaries of the grant date.

Performance Awards. The Committee may issue performance awards in the form of common stock or cash payments or some combination thereof to be issued in the event that certain performance goals established by the Committee are achieved over a period of time designated by the committee of not less than one year or more than five years.

Stock Unit. A stock unit is the right to receive a share of common stock at a designated time in the future, subject to such terms and conditions established by the Committee.

No dividend equivalent units may be granted under the 2012 Plan either independently or in connection with another award.

Stock Awards under the 2012 Plan

The maximum aggregate number of shares of our common stock that may be issued under the 2012 Plan (subject to any adjustment due to recapitalization or reorganization permitted under the 2012 Plan) will not exceed a number equal to 2.5 million (2,500,000) shares of our common stock.  If any share of our common stock subject to any award under the 2012 Plan is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an award is forfeited, terminated, is settled in cash in lieu of shares of our common stock or is otherwise terminated without a delivery of shares to an award recipient, the shares that were subject to that award will again be available for issue, transfer or exercise pursuant to awards under the 2012 Plan.  The shares of our common stock issued pursuant to the 2012 Plan may be authorized but unissued shares, shares held by us in treasury or shares which have been reacquired by us including shares which have been bought in the open market for the purposes of the 2012 Plan.

Other Provisions

Tax Withholding. An award recipient’s tax withholding with respect to an award will be satisfied by withholding from any payment related to the award or, with respect to awards settled in our common stock, at the discretion of the Compensation Committee and subject to conditions that the Compensation Committee may impose, by the withholding of shares of stock based on the fair market value of the shares.

Amendment and Termination. The Board of Directors may amend or terminate the 2012 Plan or the Compensation Committee’s authority to grant awards under the 2012 Plan without the consent of stockholders or award recipients except, that no amendment to the 2012 Plan may be made without stockholder approval if it would either increase the number of shares that may be issued under the 2012 Plan or change the eligibility requirements. Our Board of Directors may condition any amendment on the approval of our stockholders if such approval is necessary or advisable under tax, securities or other applicable laws, policies or regulations.  No amendment or termination of the 2012 Plan may adversely affect any award previously granted under the 2012 Plan without written consent of the affected award recipient.  Except as prohibited by applicable law (including, without limitation, IRS Section 162(m)), the Compensation Committee may amend or terminate any outstanding award, or waive any conditions or rights under such award, but any such amendment or termination may require the consent of the award recipient.

Federal Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the U.S. federal tax consequences to Participants arising from participation in the 2012 Plan.  This description is based on current law, which is subject to change (possibly retroactively).  The tax treatment of an award granted under the 2012 Plan may vary depending on the Participant’s particular situation and may, therefore, be subject to special rules not discussed below.  No attempt has been made to discuss any potential foreign, state or local tax consequences or additional guidance that may be issued by the U.S. Treasury Department under Section 409A of the Code.

Non-qualified Stock Options (“NSQOs”). At the time an NQSO is granted, no income will be recognized by the Participant.  When the NQSO is exercised, the Participant will recognize ordinary income in an amount equal to the difference between the option price paid for the Common Stock and the fair market value of the stock on the date of exercise.  When the Common Stock acquired through exercise of an NQSO is sold, the appreciation (or depreciation) in the value of the stock after the date of exercise will be treated as a short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options (“ISOs”). At the time an ISO is granted, no income will be recognized by the award recipient.  In general, no income is recognized upon the exercise of an ISO.  If the Participant exercises an ISO and holds the stock acquired from that exercise for at least one year after the exercise date, and two years after the option grant date, then the Participant will recognize a long-term capital gain upon the sale of the Common Stock for the amount realized in excess of the option price (or a long-term capital loss if the amount realized is less than the option price).  If the Participant sells the shares acquired through exercise of an ISO within two years of the option grant date or within one year after the transfer of the shares to the award recipient, ordinary income will be recognized in the year of disposition in an amount equal to the excess of the fair market value of the stock at the time of exercise over the option price.

Stock Appreciation Rights. No income will be recognized by the recipient of an SAR grant.  When the SAR is exercised, the Participant will include an amount equal to the cash received and fair market value of unrestricted stock or property received on the exercise as ordinary income.

Restricted Stock Awards. Generally, restricted stock awards are not subject to tax until the shares are no longer subject to forfeiture or other restrictions, at which time the Participant must recognize ordinary income for the fair market value of the shares.  If a Participant elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares, the shares will be taxable to the Participant upon receipt of the award as ordinary income for the fair market value of the shares.  Short-term or long-term capital gain (or loss) will be recognized upon sale of the shares depending on how long the shares have been held and the amount of appreciation (or depreciation).

Subject to the discussion immediately below, we (or our subsidiaries) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the ordinary compensation income recognized by an award recipient under the foregoing rules.

Tax Code Limitations on Deductibility. For the amounts described above to be deductible by us (or by our subsidiaries), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability (and the ability of our subsidiaries) to obtain a deduction for future payments under the 2012 Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change of control of an employer-corporation.

Finally, our ability (and the ability of our subsidiaries) to obtain a deduction for amounts paid under the 2012 Plan could be limited by IRS Section 162(m), which limits the deductibility, for federal income tax purposes, of compensation paid to a Covered Employee to $1,000,000 during any taxable year.  Although the 2012 Plan has been drafted to satisfy the requirements for the performance-based compensation exception to this $1,000,000 deduction limit with respect to performance awards, we may determine that it is in our best interests not to satisfy the requirements for the exception.  Further, we may grant awards which do not qualify as performance-based compensation under IRS Section 162(m).

Application of Code Section 409A. Code Section 409A imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements.  For purposes of Code Section 409A, “non-qualified deferred compensation” includes certain equity-based incentive programs, including performance award programs. Generally speaking, Code Section 409A does not apply to incentive awards that are paid at the time the award vests.  Likewise, Section 409A typically does not apply to restricted stock.  Code Section 409A does, however, apply to incentive awards the payment of which is delayed beyond the calendar year in which the award vests.

The Company intends that awards made pursuant to the 2012 Plan will be designed to comply with the requirements of Code Section 409A to the extent such awards are not exempt from coverage.  However, if an award fails to comply with Code Section 409A in operation, a Participant could be subject to the additional taxes and interest.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.  The U.S. federal income tax consequences associated with the issuance of shares of our common stock to nonresident aliens depends upon a number of factors, including whether such issuance is considered to be U.S. source income and whether the provisions of any treaty are applicable.  The acquisition, ownership or disposition of shares of our common stock may also have tax consequences under various state, local and foreign laws.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter will be required to approve the 2012 Plan.

The Board recommends stockholders vote “FOR” on the proposal to adopt and approve the Perficient, Inc. 2012 Long-Term Incentive Plan.

PROPOSAL 4. ADOPTION OF THE PLAN FOR TAX DEDUCTIBLE EXECUTIVE INCENTIVE COMPENSATION

At the Annual meeting, you will be asked to approve the Perficient, Inc. Plan for Tax Deductible Executive Incentive Compensation (the “Plan”). Stockholder approval of the Plan will permit Perficient to take a tax deduction for the full amount of annual incentive compensation paid to employees who are “covered employees” under IRS Section 162(m). The Plan replaces the Perficient, Inc. Omnibus Incentive Plan approved by stockholders in 2007.

Approval of the Plan is only to allow the Company to take advantage of tax deductions and will not result in a change in the Company’s practices with respect to determining the amount of incentive compensation paid to executives.

Section 162(m) of the Code generally does not allow publicly held companies to take tax deductions of more than $1 million in a year for compensation paid to officers named in the Summary Compensation Table (“covered employees”) unless that compensation satisfies the conditions in Section 162(m) for “performance based” compensation. One of the conditions is stockholder approval of the material terms of the performance goals under which compensation is based. Approval of the Plan will satisfy this condition.

A copy of the Plan, as approved by the Company’s Board of Directors, is attached to this Proxy Statement as Appendix B, and the following description is qualified in its entirety by reference to the complete Plan.

Administration

The Plan will be administered by either the Compensation Committee or another committee appointed by the Board. The committee administering the Plan (the “Committee”) will, at all times, consist of “outside directors” within the meaning of Section 162(m).

Eligibility

The Committee will designate the Plan Participants for each fiscal year or “Performance Period”. Participants will be employees who are or who may be covered employees for the Performance Period. For the 2012 Performance Period, the Committee has designated three executives to participate in the Plan.

Performance Target

The Committee will establish a performance target which must be attained in a Performance Period before the Target Award is to be paid to a participant. The performance target will be based on one or more of the following criteria: (a) earnings per share; (b) pre-tax or after-tax return on equity; (c) pre-tax or after-tax net income, as defined by the Committee; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance to peer group companies; (h) expense management; (i) total return to stockholders, and (j) sales. The performance target shall be established in writing by the Committee no later than 90 days after the beginning of the first Performance Period under the Plan.

The Committee shall establish a target award for each participant for a Performance Period in writing no later than 90 days after the beginning of each Performance Period.  If the Committee certifies in writing that the performance target has been attained for a Performance Period, the target award shall be paid to each participant for that period, less the amount of any discretionary reduction by the Committee based on criteria that it shall determine.

Because the amounts payable are subject to the satisfaction of the performance target and subject to negative adjustments by the Committee in its discretion, it cannot be determined at this time what amounts, if any, will be received by participants under the Plan with respect to the 2012 Performance Period. We believe that if the Plan had been in effect for 2011, the bonus amounts paid to participants would not have been different from the bonus amounts for 2011. The bonus amounts for the named executive officers for 2011 are included in the Summary Compensation Table in this Proxy Statement.

If the stockholders do not approve the Plan, it will not become effective. The Board may pay bonuses for 2012 pursuant to another plan, but any such bonuses paid would be subject to the $1 million limit on deductibility.

The Board recommends that the stockholders vote “FOR” the Perficient, Inc. Plan for Tax Deductible Executive Incentive Compensation.

PROPOSAL 5. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2012.  KPMG has served as the Company’s independent registered public accounting firm since 2007.  Although action by the stockholders in this matter is not required, the Audit Committee believes that in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of the Company’s financial controls and reporting, it is a matter of good practice.

In the event our stockholders fail to approve the proposal to appoint KPMG as the Company’s independent registered public accounting firm, the Audit Committee will reconsider whether or not to retain the firm.  Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.

The Board recommends a vote “FOR” the proposal to ratify the independent registered public accounting firm.

Principal Accounting Firm Fees and Services

The following table discloses the approximate fees paid to KPMG for the fiscal year ending December 31, 2011 and 2010:

	Year Ended December 31,
	2011	2010
Audit fees	$551,800	$548,200
Total fees	$551,800	$548,200

Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and of management’s assessment and the operating effectiveness of internal control over financial reporting included in the Company’s Annual Report on Form 10-K, the quarterly reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, other statutory or regulatory filings, and services that are normally provided in connection with such filings.

Audit-Related Fees, Tax Fees and All Other Fees. The Company did not pay any audit-related, tax or other fees to KPMG for the fiscal year ending December 31, 2011 and 2010.

Services. The audit report of KPMG on the Company’s financial statements as of December 31, 2011 and 2010 and for the three years ended December 31, 2011 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG’s audit report on the effectiveness of internal control over financial reporting as of December 31, 2011 and 2010 indicated that in KPMG’s opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011 and 2010.

During the year ended December 31, 2011, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or matter of the kind described in Item 304(a)(1)(v) of Regulation S-K, which if not resolved to the satisfaction of KPMG, would have required KPMG to make reference to the subject matter of such disagreement in connection with its opinion on the financial statements of the Company for such year. During the Company’s year ended December 31, 2011, there have been no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K.

We expect that one or more representatives of KPMG will be present at the Meeting. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to any questions.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit services and non-audit services that are permitted by applicable laws and regulations, and that are to be performed by the Company’s independent auditors. As part of those policies and procedures, the Audit Committee has pre-approved specific audit and audit-related services that may be provided by the Company’s independent auditors subject to certain maximum dollar amounts. No further approval by the Audit Committee is required in advance of services falling within the specific types of services and cost-levels included in the pre-approved services. Any proposed services not specifically pre-approved or exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board of the Company by providing oversight of the financial management, legal compliance programs, independent auditors, and accounting policies and procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and systems of internal control and the independent auditors are responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with GAAP. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements, as of and for the fiscal year ended December 31, 2011, were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Audit Committee has discussed with the independent auditors matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments, and uncertainties). In addition, the independent auditors provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee and the independent auditors have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures.

The Audit Committee also has discussed with the Company’s independent auditors, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

In further reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

The Audit Committee
David S. Lundeen, Chairman
James R. Kackley
David D. May

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of the Common Stock as of April 4, 2012 for each director, each of the Nominee Directors, and each executive officer named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group.

Name and Company Position	Shares Beneficially Owned (1)	Percent of Class (2)
Jeffrey S. Davis, President and CEO	790,090	2.5%
Kathryn J. Henely, COO	223,411	*
Paul E. Martin, CFO	220,020	*
Ralph C. Derrickson, Director	41,882	*
Edward L. Glotzbach, Director (3)	10,966	*
John S. Hamlin, Director	27,344	*
James R. Kackley, Director	13,466	*
David S. Lundeen, Director	106,297	*
David D. May, Director	221,344	*
Directors and executive officers as a group (9 persons)	1,654,820	5.3%

(1)	Represents the Company’s only class of voting common stock.
(2)
The percentage of Common Stock owned is based on total shares outstanding of 31,355,596 as of April 4, 2012, and including for each named executive officer and director the shares of Common Stock issuable upon the exercise of options issued to such executive officer or director and exercisable within 60 days of the date hereof.

(3)	Mr. Glotzbach has declined to stand for re-election to the Board.
*	Represents less than 1% of the Company’s Common Stock outstanding as of April 4, 2012.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April 4, 2012, information for each entity that, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, based on statements filed with the SEC pursuant to Section 13(g) or 13(d) of the Exchange Act:
	Amount and Nature of Shares
Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class
BlackRock Inc.	2,248,290	(1)	7.2%
40 East 52nd Street
New York, NY 10022
FMR LLC	3,748,662	(2)	12.0%
82 Devonshire Street
Boston, MA 02109

(1)
According to information provided to the Company in an amendment to Schedule 13G filed with the SEC on February 10, 2012.  The Schedule 13G states that the filer has sole power to vote and to dispose of all shares.

(2)
According to information provided to the Company in an amendment to Schedule 13G filed with the SEC on February 14, 2012.  The Schedule 13G states that the filer has sole voting power for 2,260 shares and sole power to dispose or to direct the disposition of all shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and the Nasdaq. Based solely on a review of the copies of reports furnished to the Company and written representations from the Company’s executive officers, directors, and persons who beneficially own more than 10% of the Company’s equity securities, the Company believes that, during the preceding year, all filing requirements applicable to the Company’s officers, directors, and 10% beneficial owners under Section 16(a) were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In order to identify and address concerns regarding related party transactions and their disclosures, the Company uses Directors and Officers Questionnaires and its conduct and ethics policies.  The Company also considers the independence of its directors.  The discussion of the independence of the directors contained herein under the caption “Composition and Meetings of the Board of Directors and Committees” beginning on page 5.

Directors and Officers Questionnaires are distributed to executive officers and directors at the beginning of each fiscal year to identify any potential related-party transactions. Within the questionnaire, executive officers and directors are asked to describe any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, occurring since January 1, 2011, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of the following had or will have a direct or indirect interest: (i) the individual; (ii) any director or executive officer of the Company; (iii) a nominee for director; (iv) an immediate family member of a director or executive officer of the Company; (v) an immediate family member of a nominee for director; (vi) a security holder of 5% or more of the Common Stock; or (vii) an immediate family member of the security holder. Responses provided within the questionnaire are reviewed by management of the Company to determine any necessary course of action. No such transaction was entered into since January 1, 2011 other than the Employment Agreements described on pages 14-15 of this Proxy Statement.

It is the policy of the Company that all employees, directors and agents maintain the highest ethical standards and comply with all applicable legal requirements when conducting Company business. Guidelines regarding conflicts of interest are detailed in the Company’s Corporate Code of Business Conduct and Ethics (the “Code of Conduct”) for employees and in the Financial Code of Ethics for the CEO, CFO and Other Senior Financial Officials, both adopted by the Board. These policies are available on the Company’s website at www.perficient.com.  All Company employees must deal with vendors, customers and others doing business with the Company in a manner that avoids even the appearance of conflict between personal interests and those of the Company. Potential conflicts of interest may arise from any of the following:

•
a direct or indirect financial interest in any business or organization that is a Company vendor or competitor, if the employee or director can influence decisions with respect to the Company’s business with respect to such business or organization; and

•	serving on the board of directors of, or being employed in any capacity by, a vendor, competitor or customer of the Company.

Relationships, including business, financial, personal, and family, may give rise to conflicts of interest or the appearance of a conflict. Employees should carefully evaluate their relationships as they relate to Company business to avoid conflict or the appearance of a conflict. To avoid conflicts of interest or the appearance of a conflict:

•	Employees are prohibited from directly or indirectly competing, or performing services for any person or entity in competition with, the Company.
•	Employees should comply with the policies set forth in this Code of Conduct regarding the receipt or giving of gifts, favors or entertainment.
•
A full-time employee should obtain the approval of his or her supervisor before serving as a trustee, regent, director, or officer of a philanthropic, professional, national, regional or community organization, or educational institution. This policy applies where significant time spent in support of these functions may interfere with time that should be devoted to the Company’s business.

•	Employees may not sell or lease equipment, materials or property to the Company without appropriate corporate authority.
•	Employees should purchase Company equipment, materials or property only on terms available to the general public.

Any employee or director who becomes aware of a conflict is required to bring it to the attention of a supervisor, management or other appropriate personnel.

Directors are expected and required to uphold the same dedication to corporate ethics as the Company’s employees.

If a conflict of interest arises involving an executive officer or director, the Board must approve a waiver to the Code of Conduct and if a director has the conflict, that director must abstain from the approval.  Waivers are made on a case-by-case basis.  The Board has not adopted a formal written policy with respect to waiving conflict of interests or approving related party transactions.  In making this determination, the Board considered the infrequency in occurrence of these transactions.  Any waivers to the Code of Conduct granted to an executive officer or director shall be disclosed by the Company on its website at www.perficient.com.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any stockholder of Perficient eligible to vote in an election may make stockholder proposals and nominations for the 2013 Annual Meeting.  In order to be considered for inclusion in the 2013 Proxy Statement and considered at the 2013 Annual Meeting, all stockholders proposals, nominations and notifications must: (i) comply with the procedures set forth in Perficient’s bylaws; and (ii) be appropriately received by the Secretary of Perficient on or before December 20, 2012.

Pursuant to the bylaws of Perficient, nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in the bylaws.  Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company.  Such stockholder’s notice shall set forth:

(1) the name, age, business address and residence address of such person;

(2) the principal occupation or employment of such person;

(3) the class and number of shares of the Company which are beneficially owned by such person;

(4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

(5) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in each case pursuant to Regulation 14A of the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serve as a director if elected).

Any nominations received from stockholders must be in full compliance with applicable laws and with the bylaws of Perficient.

OTHER MATTERS

The Board does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Meeting in person, please complete, sign, date, and return the enclosed proxy card promptly.

FORM 10-K

Perficient will furnish, without charge to each person solicited and to each beneficial owner of its securities, on the written request of such person, a copy of its Annual Report on Form 10-K, except for the exhibits to such Form 10-K but including the financial statements filed with such Form 10-K. Perficient will furnish any exhibit to the Form 10-K upon the payment of a reasonable fee which shall be limited to its reasonable expenses in furnishing such exhibit. Requests should be directed to Mr. Paul E. Martin, Perficient, Inc., 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, telephone number (314) 529-3600.

APPENDIX A

PERFICIENT, INC.
2012 LONG TERM INCENTIVE PLAN

The Perficient, Inc. 2012 Long Term Incentive Stock Plan (the “Plan”) is intended to be the successor to the Perficient, Inc. 2009 Long-Term Incentive Plan (the “2009 Plan”).  The Plan was approved by the Board of Directors of Perficient, Inc. (the “Corporation”) on April 12, 2012.  Upon approval of the Plan by the stockholders of the Corporation, the 2009 Plan will be terminated and no additional shares will be issued under the 2009 Plan.

1. Purpose.  The purpose of the Plan is to encourage employees, directors and other persons providing significant services to Perficient, Inc. and its subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Corporation, to generate an increased incentive to contribute to the Corporation’s future success and prosperity, thus enhancing the value of the Corporation for the benefit of shareowners, and to enhance the ability of the Corporation to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Corporation depends.

2. Administration.  The Plan shall be administered by a committee of the Board of Directors, composed solely of two or more outside directors as defined in Section 162(m) of the Internal Revenue Code and the regulations thereunder (the “Administrator”).

The authority to select persons eligible to participate in the Plan, to grant benefits in accordance with the Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant), may be exercised by the Administrator in its sole discretion.  Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable.

The Administrator in its discretion may delegate and assign specified duties and authority of the Administrator to any other committee and retain the other duties and authority of the Administrator to itself.

3. Shares Reserved Under the Plan.  Subject to the provisions of Section 13 (relating to adjustment for changes in capital stock) the Plan shall reserve for issuance under the Plan an aggregate of two million five hundred thousand (2,500,000) shares of Common Stock, which may be authorized but unissued or treasury shares including shares reacquired by the Corporation such as shares purchased in the open market or in private transactions.

As used in this Section 3, the term “Plan Maximum” shall refer to the number of shares of Common Stock of the Corporation that are available for grant of awards pursuant to the Plan.  Stock underlying outstanding options, stock appreciation rights, or performance awards will reduce the Plan Maximum while such options, stock appreciation rights or performance awards are outstanding.  Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum.  Any shares which are used as full or partial payment for the purchase price of shares or the tax withholding obligation with respect to any award granted under the Plan shall not be added back to the Plan Maximum.  Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions.  Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited or is returned to the Corporation as part of a restructuring of benefits granted pursuant to the Plan.  No award may be granted under the Plan more than ten (10) years after the date the Plan is approved by the Board of Directors.

Notwithstanding the above, the maximum number of shares subject to stock options that may be awarded in any calendar year to any individual shall not exceed 100,000 shares (as adjusted in accordance with Section 13).

4. Participants.  Participants will consist of such officers and employees of the Corporation or any designated subsidiary as the Administrator in its sole discretion shall determine.  Designation of a participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year.  The Administrator shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

5. Types of Benefits.  The following benefits may be granted under the Plan:  (a) stock appreciation rights (“SARs”); (b) restricted stock (“Restricted Stock”); (c) performance awards (“Performance Awards”); (d) incentive stock options (“ISOs”); (e) nonqualified stock options (“NQSOs”); and (f) Stock Units, all as described below.

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6. Stock Appreciation Rights.  A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, which shall be no less than 100% of the fair market value of the underlying shares on the date the SAR is granted, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion.  At the discretion of the Administrator, SARs may be exercised: (a) in lieu of exercise of an option, (b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independent of an option or (e) each of the above in connection with a previously awarded option under the Plan.  If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder.  At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR that conform to the requirements of this Plan.  At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Corporation, or in a combination thereof.  SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.  SARs shall become exercisable over a period of no less than three years in equal increments on the first and subsequent anniversaries of the grant date.

7. Restricted Stock.  Restricted Stock is Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards), subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion.  In the case of any Restricted Stock:

(a) The purchase price, if any, will be determined by the Administrator.

(b) The period of restriction shall be established by the Administrator for any grants of Restricted Stock; provided that Restricted Stock shall vest over a period of no less than three years in equal increments on the first and subsequent anniversaries of the grant date.

(c) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee’s employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate.

(d) Unless otherwise provided in the Restricted Stock Agreement established by the Administrator, the participant shall not be entitled to dividends paid with respect to Restricted Stock during the period of restriction.

(e) Unless otherwise provided in the Restricted Stock Agreement established by the Administrator, the participant shall not be entitled to vote the Restricted Stock during the period of restriction.

(f) The Administrator shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

Paragraph (b) above shall not apply to Restricted Stock (i) issued to a non-employee director as part of an annual or initial grant made to non-employee members of the Board of Directors; or (ii) issued pursuant to a sales award program existing on the date the Plan is approved by the Board of Directors (or a successor to such a program), provided that the award has a value of less than $100,000 on the grant date.

8. Performance Awards.  Performance Awards are Common Stock of the Corporation, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator, but not in any event less than one year or more than five years.  The goals established by the Administrator may include (a) earnings per share; (b) pre-tax or after-tax return on equity; (c) pre-tax or after-tax net income, as defined by the Committee; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance to peer group companies; (h) expense management; (i) total return to stockholders; (j) sales; and (k) such other goals as may be established by the Administrator.  In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant.  Actual payment of the award earned shall be in cash or in Common Stock of the Corporation or in a combination of both, as the Administrator in its sole discretion determines.  If Common Stock of the Corporation is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

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9. Incentive Stock Options.  ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the option is granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of this Plan and Section 422 of the Code.  Said purchase price may be paid: (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock of the Corporation owned by the participant, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement.  The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.  No ISO shall be exercisable more than ten years after the date it is granted.  ISOs shall become exercisable over a period of less than three years from the grant date in equal installments on the first and subsequent anniversaries of the grant date.

10. Nonqualified Stock Options.  NQSOs are nonqualified stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion.  The purchase price may be paid:  (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock of the Corporation owned by the participant, or simply by delivering to the participant upon exercise of the option only the net number of shares of Common Stock with a value equal to the difference between the fair market value of the shares subject to the option and the exercise price of the option, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement.  No NQSO shall be exercisable later than ten years after the date it is granted.  NQSOs shall become exercisable over a period of no less than three years from the grant date in equal increments on the first and subsequent anniversary of the grant date.

11. Stock Units.  A Stock Unit represents the right to receive a share of Common Stock from the Corporation at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion.  The participant does not have the rights of a stockholder until receipt of the Common Stock.

12. No Dividend Equivalent Units.  Notwithstanding anything to the contrary in the Plan, no dividend equivalent units shall be granted under the Plan either in connection with any award or in a grant independent of any award.

13. Adjustment Provisions.

(a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under the Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed.  Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

(b) Notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

14. Change in Control.  In the event of a Change in Control of the Corporation, as defined below, the vesting of all outstanding SARs, shares of Restricted Stock, ISOs, NQSOs and Stock Units shall be accelerated only to the extent set forth in the applicable agreement established by the Administrator in its sole discretion, provided that except as set forth in the terms of an employment agreement entered into prior to the date this Plan is approved by the Board of Directors: (i) in no event shall vesting accelerate because of a merger, consolidation, acquisition or similar transaction prior to the consummation of such transaction; and (ii) in no event shall vesting accelerate absent a termination of employment (either by the Corporation or by the participant) of the participant.

“Change in Control” means:

(a) The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation;

(b) The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Corporation, that together with stock of the Corporation acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Corporation;

(c) A majority of the members of the Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election;

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(d) One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Corporation that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately before such acquisition or acquisitions.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Corporation.

This definition of Change in Control shall be interpreted in accordance with, and in a manner that will bring the definition into compliance with, the regulations under Section 409A of the Code.

15. Nontransferability.  Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below).  Benefits granted under the Plan shall be exercisable, during the participant’s lifetime, only by the participant or a Permitted Transferee.  In the event of the death of a participant, exercise or payment shall be made only:

(a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution; and

(b) To the extent that the deceased participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section 15, “Permitted Transferee” shall include: (i) one or more members of the participant’s family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant’s family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant’s family exceed 80% of all interests.  For this purpose, the participant’s family shall include only the participant’s spouse, children and grandchildren.

16. Taxes.  The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction.  The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

17. Tenure.  A participant’s right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

18. Duration, Interpretation, Amendment and Termination.  No benefit shall be granted more than ten years after the date the Plan becomes effective in accordance with Section 19 below; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein.  Without the prior approval of the Corporation’s stockholders, the Corporation will not effect a “repricing” (as defined below) of any stock options or other benefits granted under the terms of the Plan.  For purposes of the immediately preceding sentence, a “repricing” shall be deemed to mean any of the following actions or any other action having the same effect:  (a) the lowering of the purchase price of an option or other benefit after it is granted; (b) the canceling of an option or other benefit in exchange for another option or benefit at a time when the purchase price of the cancelled option or benefit exceeds the fair market value of the underlying stock (unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction); (c) the purchase of an option or other benefit for cash or other consideration at a time when the purchase price of the purchased option or benefit exceeds the fair market value of the underlying stock (unless the purchase occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction); or (d) an action that is treated as a repricing under generally accepted accounting principles.  To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan.

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The Board of Directors may amend the Plan from time to time or terminate the Plan at any time.  However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant’s consent.  No amendment of the Plan shall, without approval of the stockholders of the Corporation, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; or (b) modify the requirements as to eligibility for benefits under the Plan.

19. Effective Date.  The Plan shall become effective as of the date it is approved by the stockholders of the Corporation as required under applicable law and regulation, including the requirements of the applicable listing exchange.

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APPENDIX B

PERFICIENT, INC.
Plan for Tax Deductible Executive Incentive Compensation

Article I.  Establishment And Purpose

1.1           Establishment of the Plan.  Perficient, Inc. (the “Company”) hereby establishes the Perficient, Inc. Plan for Tax Deductible Executive Incentive Compensation (the “Plan”).  The Plan is a successor to the Perficient, Inc. Omnibus Incentive Plan adopted in 2007.

1.2           Purpose.  Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 the amount of an employer’s deduction for a fiscal year relating to compensation for certain executive officers, with exceptions for specific types of compensation such as performance-based compensation.

This Plan is intended to provide for the payment of qualified performance-based compensation in the form of incentive compensation that is not subject to the Section 162(m) deduction limitation.

1.3           Effective Date.  The effective date of the Plan is January 1, 2012, subject to approval of the material terms of the Plan by the Company’s shareholders.

Article II.  Definitions

2.1           Definitions.  Whenever used herein, the following terms will have the meanings set forth below, unless otherwise expressly provided.  When the defined meaning is intended, the term is capitalized.

(a)           “Board” means the Board of Directors of the Company.

(b)           “Code” means the Internal Revenue Code of 1986, as amended.

(c)           “Committee” means the Compensation Committee of the Board, or another committee appointed by the Board to serve as the administrator for the Plan, which committee at all times consists of persons who are “outside directors” as that term is defined in the regulations promulgated under Section 162(m) of the Code.

(d)           “Company” means Perficient, Inc.

(e)           “Employer” means the Company and any entity that is a subsidiary or affiliate of the Company.

    (f)           “Participant” for a Performance Period means an officer or other key employee of an Employer who is designated by the Committee as a participant in the Plan for that Performance Period in accordance with Article III.

(g)           “Target Award” shall mean the maximum amount that may be paid to a Participant as incentive compensation for a Performance Period if certain performance criteria are achieved in the Performance Period.

(h)           “Performance Period” shall mean the fiscal year of the Company.

2.2.           Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

Article III.  Eligibility And Participation

3.1           Eligibility.  The Participants in this Plan for any Performance Period shall be comprised of each employee of the Employer who is a “covered employee” for purposes of Section 162(m) of the Code, or who may be such a covered employee as of the end of a tax year for which the Employer would claim a tax deduction in connection with payment of compensation to such employee, during such Performance Period and who is designated individually or by class to be a Participant for such Performance Period by the Committee not later than ninety days after the beginning of the Performance Period.

3.2           Participation.  Participation in the Plan will be determined annually by the Committee.

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    3.3           Termination of Approval.  The Committee may withdraw approval for a Participant’s participation at any time.  In the event of such withdrawal, the Employee concerned will cease to be a Participant as of the date of such withdrawal.  A Participant who is withdrawn from participation under this Section will not receive any award under this Plan for the Performance Period.

Article IV.  Performance Criteria

4.1           Target Awards.  The Committee shall establish objective performance criteria for the Target Award of each Participant for each Performance Period in writing.  Such formula shall be based upon one or more of the following criteria, individually or in combination, as the Compensation Committee in its discretion shall determine: (a) earnings per share; (b) pre-tax or after-tax return on equity; (c) pre-tax or after-tax net income, as defined by the Committee; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative  performance to peer group companies; (h) expense management;  (i) total return to stockholders, and (j) sales.  Such formula shall be sufficiently detailed and objective so that a third party having knowledge of the relevant performance results could calculate the bonus amount to be paid to the Participant pursuant to such Target Award formula.

Such Target Award shall be established in writing by the Committee no later than ninety days after the beginning of such Performance Period (but no later than the time prescribed by Section 162(m) of the Code or the regulations thereunder in order for the level to be considered pre-established).

4.2           Payment of Incentive Compensation.  As a condition to the right of a Participant to receive any incentive compensation under this Plan, the Committee shall first be required to certify in writing, by resolution of the Committee or other appropriate action, the level of performance criteria on which the Target Award is based that were achieved for the applicable fiscal year, and that the incentive compensation amount of such Target Award has been accurately determined in accordance with the provisions of this Plan.  For this purpose, approved minutes of a meeting of the Committee in which the certification is made shall be treated as written certification.  Base salary is not subject to this Plan.

A Target Award may be paid in the form of cash, an award of Restricted Stock, Stock Units or other benefit under the Perficient, Inc. 2012 Long Term Incentive Plan, or any other form of payment approved by the Committee; provided that the value of such payments at the time the payment, credit or award is made, does not exceed the dollar amount of the Target Award.

The Committee shall have the right to reduce the amount payable pursuant to a Target Award of a Participant in its sole discretion at any time and for any reason before the incentive compensation is payable to the Participant, based on such criteria as it shall determine.  Notwithstanding any contrary provision of this Plan, the Committee may not adjust upwards the amount payable pursuant to a Target Award subject to this Plan, nor may it waive the achievement of the performance criteria established pursuant to this Plan for the applicable Performance Period.

4.3           Maximum Compensation.  The maximum incentive compensation amount payable under this Plan to a Participant for the 2012 fiscal year Performance Period shall be $2,000,000.00 (two million dollars).  Thereafter, the maximum incentive compensation amount for each subsequent Performance Period shall be increased by 10% over the maximum incentive compensation amount for the immediately preceding Performance Period.

Article V.  Rights Of Participation

5.1.           Employment.  Nothing in this Plan will interfere with or limit in any way the right of the Employer to terminate a Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of an Employer.

5.2           Nontransferability.  No right or interest of any Participant in this Plan will be assignable or transferable or subject to any lien or encumbrance, whether directly or indirectly, by operation of law or otherwise, including without limitation execution, levy, garnishment, attachment, pledge, and bankruptcy.

5.3           No Funding.  Nothing contained in this Plan and no action taken hereunder will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or beneficiary or any other person. Amounts due under this Plan at any time and from time to time will be paid from the general funds of the Company.  To the extent that any person acquires a right to receive payments hereunder, such right shall be that of an unsecured general creditor of the Company.

5.4           No Rights Prior to Award Approval.  No Participant will have any right to payment of incentive compensation pursuant to this Plan unless and until it has been determined and approved under Section 4.2.

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Article VI.  Administration

6.1           Administration.  This Plan will be administered by the Committee according to any rules that it may establish from time to time that are not inconsistent with the provisions of the Plan.

6.2           Expenses of the Plan.  The expenses of administering the Plan will be borne by the Company.

Article VII.  Requirements Of Law

7.1           Governing Law.  The Plan will be construed in accordance with and governed by the laws of the State of Missouri.

7.2           Withholding Taxes.  The Company has the right to deduct from all payments under this Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

Article VIII.  Shareholder Approval

8.1           Shareholder Approval.  This Plan shall be subject to approval by the affirmative vote of a majority of the shares cast in a separate vote of the shareholders of the Company at the 2012 Annual Meeting of Shareholders, and such shareholder approval shall be a condition to the right of a Participant to receive any incentive compensation hereunder.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

PERFICIENT, INC.

INTERNET

http://www.proxyvoting.com/prft

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

21014

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR ALL" WITH RESPECT TO THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2, 3, 4, & 5. SHOULD A NOMINEE FOR DIRECTOR BE UNABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE SELECTED BY THE BOARD OF DIRECTORS.

Please mark your votes as indicated in this example ☒

The Board of Directors recommends you vote "FOR" the following Nominees:

1. ELECTION OF DIRECTORS — FOR ALL ☐ WITHHOLD FOR ALL ☐ *EXCEPTIONS ☐

Nominees:

01 Jeffrey S. Davis
02 Ralph C. Derrickson
03 John S. Hamlin
04 James R. Kackley
05 David S. Lundeen
06 David D. May

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ______________________________

The Board of Directors recommends you vote "FOR" the following proposal:

	FOR	AGAINST	ABSTAIN
2. Proposal to approve the advisory (non-binding) resolution relating to 2011 executive compensation.	☐	☐	☐

The Board of Directors recommends you vote "FOR" the following proposal:

	FOR	AGAINST	ABSTAIN
3. Proposal to approve the Company's 2012 Long-Term Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote "FOR" the following proposal:

	FOR	AGAINST	ABSTAIN
4. Proposal to approve the Company's Plan for Tax Deductible Executive Incentive Compensation.	☐	☐	☐

The Board of Directors recommends you vote "FOR" the following proposal:

	FOR	AGAINST	ABSTAIN
5. Proposal to ratify the appointment of KPMG LLP as Perficient, Inc.'s independent registered public accounting firm.	☐	☐	☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ______________________ Signature ______________________ Date ____________

You can now access your Perficient, Inc. account online.

Access your Perficient, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Perficient, Inc., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2011 Annual Report on Form 10-K to Shareholders are available at: **http://www.perficient.com**

▼ FOLD AND DETACH HERE ▼

PROXY
PERFICIENT, INC.
520 Maryville Centre Drive, Suite 400
Saint Louis, Missouri 63141
Annual Meeting of Stockholders – Wednesday, May 23, 2012
9:00 a.m. local time
For meeting directions, please call 314-529-3600

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Jeffrey S. Davis and Paul E. Martin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Perficient, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 23, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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